UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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MSA Safety Incorporated

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2017 Proxy Statement

YOUR VOTE IS IMPORTANT

Please vote by using the internet, telephone, smartphone

or by signing, dating and returning the enclosed proxy card

MSA SAFETY INCORPORATED  ∎  1000 CRANBERRY WOODS DRIVE, CRANBERRY TOWNSHIP, PENNSYLVANIA 16066  ∎  PHONE (724) 776-8600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK OF

    MSA SAFETY INCORPORATED:

Notice is hereby given that the Annual Meeting of Shareholders of MSA Safety Incorporated will be held on Wednesday, May 17, 2017 at 9:00 A.M., local Pittsburgh time, at the MSA Corporate Center, 1000 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 for the purpose of considering and acting upon the following:

(1)    Election of Directors for 2020:    The election of three directors for a term of three years;

(2)    2017 Non-Employee Directors’ Equity Incentive Plan Approval:    Approval of Adoption of the Company’s 2017 Non-Employee Directors’ Equity Incentive Plan;

(3)    Selection of Independent Registered Public Accounting Firm:    The selection of the independent registered public accounting firm for the year ending December 31, 2017;

(4)    Say on Pay:    To provide an advisory vote to approve the executive compensation of the Company’s named executive officers;

(5)    Say on Pay Frequency Vote:    To provide an advisory vote on the frequency of the advisory vote to approve executive compensation.

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only the holders of record of Common Stock of the Company on the books of the Company at the close of business on February 28, 2017 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote by promptly submitting your proxy by mail, by the internet or by phone. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

DOUGLAS K. MCCLAINE

    Secretary

April 7, 2017

PROXY SUMMARY

2017 Annual Meeting of Shareholders

When:	9: 00 a.m. EDT on May 17, 2017

Where:	MSA Corporate Center 1000 Cranberry Woods Drive Cranberry Township, PA 16066

Record Date:	February 28, 2017

Voting:	Shareholders of the Company as of the Record Date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and for one vote on each of the other matters presented.

Voting Matters

Voting Matter	Board Recommendation	Proxy Page Reference

• Proposal No. 1 Election of Directors	FOR each nominee	2

• Proposal No. 2 2017 Non-Employee Directors’ Equity Incentive Plan Approval	FOR	13

• Proposal No. 3 Selection of Ernst & Young LLP	FOR	55

• Proposal No. 4 Advisory Vote to Approve Executive Compensation	FOR	57

• ProposalNo. 5 Advisory Vote on Frequency of the Advisory Vote to Approve Executive	FOR ONE YEAR	58
Compensation

1.	Director Nominees

Ms. Diane M. Pearse, Mr. L. Edward Shaw, Jr. and Mr. William M. Lambert were nominated by the Board for election in the Class of 2020. The table beginning on page 2 sets forth certain information about the nominees, all of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting. We are asking shareholders to vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected.

2.	2017 Non-Employee Directors’ Equity Incentive Plan Approval

We are asking shareholders to vote FOR the approval of the Company’s 2017 Non-Employee Directors’ Equity Incentive Plan, to ensure the Company’s continuing ability to attract and retain qualified persons to serve on the Company’s Board of Directors and to provide a flexible range of compensation options under the plan.

3.	Auditor

We are asking shareholders to approve the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017.

4.	Advisory Vote to Approve Executive Compensation

We are asking shareholders to vote FOR the Company’s compensation of the named executive officers. The Board and the Compensation Committee will take into account the outcome when considering future executive compensation arrangements. In 2016, the shareholders voted in favor of the Company’s executive compensation program, with 99.1% of the votes cast by shareholders voting FOR the proposal. The Board and Compensation Committee took this vote into consideration in designing the executive compensation program for 2017. Please see the Compensation Discussion and Analysis in the proxy statement for complete details about compensation for the named executive officers.

5.	Advisory Vote on Frequency of the Advisory Vote to Approve Executive Compensation

With respect to the advisory vote on the frequency of the advisory vote to approve executive compensation, we are asking shareholders to vote for a ONE YEAR period. The Company presently uses a one year period for advisory votes to approve executive compensation. The Board will take into account the outcome when considering the frequency of future advisory votes to approve executive compensation.

Your Vote is Important: Shareholders can vote using any of the following methods

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY INTERNET USING YOUR TABLET OR SMARTPHONE	BY MAILING YOUR PROXY CARD

Please refer to your proxy card and/or voting instruction form for internet, telephone, smartphone or mail instructions

FREQUENTLY ASKED QUESTIONS

1.	What is a proxy statement?

Certain shareholder votes take place each year at the Annual Meeting of Shareholders. Since most shareholders do not attend the annual meeting in person, we request your authorization (or your “proxy”) in advance to instruct designated persons (your “proxy holders”) how to vote your shares at the meeting. A proxy statement is a document we are required to give you when requesting your voting authority and instructions. Regulations of the U.S. Securities and Exchange Commission (the “SEC”) also require that we include specific information about the Company in the proxy statement.

2.	Why did I receive this proxy statement?

All shareholders of MSA Safety Incorporated as of February 28, 2017, the “record date” for this year’s Annual Meeting of Shareholders, are entitled to vote at the meeting. We are furnishing this proxy statement and proxy card, along with our annual report, to all shareholders of record as of the record date.

3.	What is a shareholder of record? What is a beneficial owner?

Shareholders of Record

Shareholders can own stock directly in their own name through our transfer agent, Wells Fargo Shareowner Services. Such shareholders are referred to as shareholders of record. When you are a shareholder of record, we will provide you with the proxy statement and an accompanying proxy card.

Beneficial Owners

Shareholders can also own stock indirectly, through one or more brokers or institutions. Such shareholders are referred to as beneficial owners. When you are a beneficial owner, your stock is registered in the name of your broker or other institution. We mail proxy statements for beneficial owners to the broker or other institution. It is their responsibility to forward you the proxy statement, along with instructions about how you can vote your shares. Shareholders can be both shareholders of record for some shares and beneficial owners for other shares, and may own shares through multiple brokerage or institutional accounts. In such cases, those shareholders will receive proxy materials for each account.

Important Information for MSA Employees

MSA employees may own stock a number of ways, including but not limited to: (a) as a shareholder of record, (b) as a beneficial owner through UBS Financial Services Inc., for shares earned through equity compensation plans, (c) as a beneficial owner through other brokers or institutions, and/or (d) by electing to purchase MSA stock in the MSA Stock Fund of the MSA Retirement Savings Plan (401(k)). If you hold shares in more than one of these ways, you should receive multiple sets of proxy materials.

4.	What is a proxy card?

A proxy card or other voting instructions accompany each set of proxy materials. When you are a shareholder of record, we send you a proxy card along with your proxy statement. When you are a beneficial owner, the broker or other institution that holds your shares will forward you a voting instruction form. It is important to follow the instructions on each proxy card and voting instruction form you receive, or those particular shares will not be voted.

5.	What do I do if I receive a proxy card AND voting instruction form(s)?

Please follow the voting instructions for each set of materials you receive. If you own stock through more than one account, you should receive multiple sets of materials. It is necessary to cast a vote for all sets of materials you receive or some of your shares will not be voted.

6.	What happens if I do not complete a proxy or voting instruction form(s)?

If you do not complete a proxy or voting instruction form(s), then those particular shares will not be voted in director elections, the advisory vote to approve the executive compensation of the named executive officers or the advisory vote on the frequency of the advisory vote to approve executive compensation.

7.	When will the Company announce the voting results?

The Company will announce the preliminary voting results at the Annual Meeting of Shareholders. The Company will file the final voting results with the SEC and publish them on our investor relations website within four business days following the Annual Meeting of Shareholders.

MSA SAFETY INCORPORATED

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting

to be held on May 17, 2017

The 2017 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2016 are also available at www.proxyvote.com

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of MSA Safety Incorporated (the “Company” or “MSA”) of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 17, 2017, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using a smartphone, tablet or the internet. To vote your proxy by mail, mark your vote on the proxy card, and follow the mailing directions on the card. To vote your proxy by telephone or electronically using a smartphone, tablet or the internet, follow the instructions on the proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card but do not mark any selections, your shares represented by that proxy will be voted as recommended by the Board.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. A shareholder giving the accompanying proxy by mail has the power to revoke or change it at any time prior to its exercise upon written notice given to the Secretary of the Company. Please note that, in order to be effective, the revocation or change must be received by 11: 59 p.m. EDT on May 16, 2017. The mailing address of the principal executive offices of the Company is 1000 Cranberry Woods Drive, Cranberry Township, PA 16066. A shareholder voting the proxy by telephone or by the internet has the power to revoke or change such proxy vote by voting again and following the instructions and meeting the deadlines for such vote as set forth on the proxy card.

VOTING SECURITIES AND RECORD DATE

As of February 28, 2017, the record date for the Annual Meeting, 37,766,907 shares of Common Stock were issued and outstanding.

Only holders of Common Stock of the Company of record on the books of the Company at the close of business on February 28, 2017, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Such holders are entitled to one vote for each share held and do not have cumulative voting rights with respect to the election of directors. Holders of outstanding shares of the Company’s 4  1/2% Cumulative Preferred Stock are not entitled to vote at the meeting.

See “Stock Ownership” on page 53 below for information with respect to share ownership by the directors and executive officers of the Company and the beneficial owners of 5% or more of the Company’s Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, three directors will be elected to serve until the Annual Meeting in 2020. Ms. Diane M. Pearse, Mr. L. Edward Shaw, Jr. and Mr. William M. Lambert were nominated by the Board for election in the Class of 2020. The Board of Directors and its Nominating and Corporate Governance Committee recommend a vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected. Properly submitted proxies that are timely received will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Nominating and Corporate Governance Committee in the event a nominee named becomes unavailable for election.

The following table sets forth certain information about the nominees, all of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting.

Nominees for terms expiring in 2020

Diane M. Pearse, Chief Executive Officer and President, Hickory Farms, LLC (a specialty foods company) since March 2016. Ms. Pearse was Chief Operating Officer, Garrett Brands, LLC from May 2015 to March 2016, and prior thereto, Ms. Pearse was Senior Vice President, Operations and Merchandising for Redbox Automated Retail, LLC (a fully automated DVD rental company).

Qualifications: Ms. Pearse brings extensive financial, accounting, and operational expertise to the Company’s board, given her substantial financial oversight experience and business leadership for several large consumer products and retail companies.

Committees: Audit; Compensation; Finance (Chair); Law

Age: 59 Director Since: 2004

L. Edward Shaw, Jr., Retired (2005) from full time position as Independent Counsel to the Board of Directors of the New York Stock Exchange on regulatory matters; Retired (2010) from part time position as Senior Managing Director of Breeden Capital Management LLC (investment management and multi-disciplinary professional services firm); currently a Director of HealthSouth Corporation. Formerly served in senior legal and executive roles with three international financial institutions including The Chase Manhattan Bank and as a partner in a major international law firm.

Qualifications: Given his substantial legal experience, along with his executive experience with three international financial institutions, Mr. Shaw offers the board strong expertise in the legal and financial aspects of operating an international company, including specific skills in corporate governance, risk management and mergers and acquisitions. Mr. Shaw is the brother-in-law of Mr. Ryan.

Committees: Finance; Law (Chair); Nominating and Corporate Governance (Chair)

Age: 72 Director Since: 1998

William M. Lambert, Chairman, President and Chief Executive Officer of the Company; Mr. Lambert was elected Chairman in May 2015; currently a Director of Kennametal Inc.

Qualifications: Mr. Lambert has served MSA as an employee for 35 years, joining the company as a design engineer, and has worked in a number of executive capacities over the past 21 years. As the Company’s Chairman, President and CEO, and given his long tenure with the Company, Mr. Lambert brings to the board extensive experience in the Company’s business with particular expertise in the oversight and execution of the Company’s business strategy, along with product development, marketing, finance and the global safety products industry.

Age: 58 Director Since: 2007

Continuing Director with term expiring in 2018

John T. Ryan III, Retired (2008); formerly Chief Executive Officer and Chairman of the Company.

Qualifications: Mr. Ryan joined MSA in 1969 and held numerous executive positions throughout his tenure with the Company. He retired as Chief Executive Officer in 2008 after four decades of employment with the Company. Mr. Ryan remains on the board as a director. As the former CEO and long tenured senior executive for the Company, Mr. Ryan brings to the board extensive leadership experience and specific expertise in corporate strategy oversight and execution, as well as extensive safety products industry expertise, particularly in international markets.

Committees: Finance; Law; Nominating and Corporate Governance

Age: 73 Director Since: 1981

Thomas H. Witmer, Retired (1998); formerly President and Chief Executive Officer, Medrad, Inc. (manufacturer of medical devices); prior to Medrad, Mr. Witmer held executive positions of increasing importance with Corning Inc. and Union Carbide Imaging Systems.

Qualifications: As the former Chief Executive Officer of a publicly traded international company along with his prior executive leadership experience, Mr. Witmer brings broad executive leadership and business oversight experience to the Company’s board, along with specific expertise in global engineering, product design, operations and marketing in international markets. While the CEO of Medrad, that company was a two time recipient of the Malcolm Baldrige national quality award for business excellence.

Committees: Audit; Compensation; Nominating and Corporate Governance

Age: 74 Director Since: 1997

Continuing Directors with terms expiring in 2019

Robert A. Bruggeworth, President and Chief Executive Officer, and a Director of, Qorvo, Inc. (high-performance RF components and compound semiconductors manufacturer) since January 2015. Prior to the merger of RF Micro Devices, Inc. (“RFMD”) and TriQuijnt Semiconductor, Inc. to form Qorvo, Inc., he was President and CEO of RFMD.

Qualifications: Mr. Bruggeworth is presently the CEO of a publicly traded international corporation, bringing to the Company’s board specific expertise in managing a large, global business, along with specific expertise in mergers and acquisitions, manufacturing, marketing and material sourcing for high technology products.

Committees: Audit; Compensation (Chair)

Age: 55 Director Since: 2007

Alvaro Garcia-Tunon, Retired (2013); formerly Executive Vice President and Chief Financial Officer of Wabtec Corporation (a provider of products and services for the global rail industry) since February 2012; prior thereto Mr. Garcia-Tunon was Executive Vice President, Chief Financial Officer and Secretary of Wabtec; currently a Director of Matthews International Corporation and Allison Transmission Holdings, Inc.

Qualifications: As a former Chief Financial Officer of a publicly traded international corporation, Mr. Garcia-Tunon has broad skills in overseeing a large international business, along with specific mergers and acquisitions, corporate governance and risk management expertise. He also provides the Company’s board with strong financial and accounting expertise. Mr. Garcia-Tunon is also an attorney and CPA.

Committees: Audit (Chair); Finance; Law

Age: 64 Director Since: 2012

Rebecca B. Roberts, Retired (2011); formerly President of Chevron Pipe Line Company since 2006, a wholly owned subsidiary of Chevron Corp. (a petroleum producer), managing more than 10,000 miles of oil and petroleum products pipelines throughout North America; prior thereto, Ms. Roberts was President of Chevron Global Power Generation, maintaining a portfolio of commercial power plants in the U.S., Asia and Europe; currently a Director of Black Hills Corporation and Enbridge Inc.

Qualifications: As the former President of a large oil and gas company, combined with her prior international executive leadership positions, Ms. Roberts brings to the Company’s board significant international business management, operations and workplace safety expertise, along with extensive oil, gas and petrochemical industry expertise.

Committees: Compensation; Nominating and Corporate Governance

Age: 64 Director Since: 2013

Director Independence

The Board has determined that each of directors Bruggeworth, Garcia-Tunon, Pearse, Roberts, Ryan, Shaw and Witmer is an independent director. An independent director is a director who has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The independent directors have specifically considered and determined that Mr. Ryan, who retired as CEO of the Company over eight years ago, is an independent director (along with his brother-in-law Mr. Shaw). One reason for this is that, given Mr. Ryan’s substantial ownership interest in MSA (see Stock Ownership, page 53 below), he is particularly aligned in independently representing the interests of shareholders.

In making its independence determinations, the Board reviewed the director’s individual circumstances, the corporate governance standards of the New York Stock Exchange and the Board’s independence standards. These standards are available in the Corporate Governance section of the Company’s internet website at www.MSAsafety.com. They are summarized below.

Disqualifying Relationships

The following relationships are considered to be material relationships that would impair a director’s independence:

•

If a director is an employee or has an immediate family member who is an executive officer of the Company, the director is not independent until three years after the end of the employment relationship.

•

If a director or an immediate family member receives more than $120,000 per year in direct compensation from the Company, the director is not independent until three years after the director or family member ceases to receive such compensation. Disqualifying compensation does not include director and committee fees, pension or deferred compensation for prior service or compensation received by an immediate family member for service as a non-executive officer employee.

•	If:

•	the director is a partner of or employed by, or the director’s immediate family member is a partner of, the firm that is the present internal or external auditor of the Company;

•	the director’s immediate family member is employed by the firm that is the present internal or external auditor of MSA and such family member personally works on the Company’s audit; or

•

the director, or the director’s immediate family member, was within the last three years a partner or employee of the present internal or external auditor of MSA and personally worked on the Company’s audit within that time.

•

If a director or an immediate family member is an executive officer of another company, and any of the Company’s present executives serves on that company’s compensation committee, the director is not independent until three years after the end of such employment or service.

•

If a director is an employee or an immediate family member is an executive officer of a company that makes payments to or receives payments from the Company for property or services, and the amount of such payments in a fiscal year exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenue, the director is not independent until three years thereafter.

Non-Disqualifying Relationships

The following relationships are not considered to be material relationships that would impair a director’s independence:

•	A director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount less than 5% of the other company’s total consolidated assets;

•	A director is an executive officer of another company in which the Company owns a common stock interest less than 5% of the other company’s total shareholders’ equity;

•	A director serves as an executive officer of a charitable organization, and the Company’s discretionary contributions to the organization are less than 2% of the organization’s annual revenue; or

•	A director is an executive officer of another company that owns a common stock interest in the Company.

Other Relationships

The Board will annually review commercial and charitable relationships of directors. If a relationship is not one of the non-disqualifying relationships described above, the determination of whether the relationship is material or not, and therefore whether the director is independent or not, is made by the directors who satisfy the independence guidelines set forth under the two preceding captions.

For example, if a director is the executive officer of a charitable organization, and the Company’s discretionary contributions to the organization are more than 2% of that organization’s annual revenue, the independent directors will determine, after considering all of the relevant circumstances, whether the relationship is material, and therefore whether or not the director should be considered independent. The Company will explain in its proxy statement the basis for any Board determination that a relationship is not material, despite the fact that it does not meet one of the safe-harbors under “Non-Disqualifying Relationships” above.

Independence Determinations for Compensation Committee Members

In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board will consider all factors specifically relevant to determining whether the director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Corporate Governance Matters

The Board places a continued focus upon the corporate governance affairs of the Company and acknowledges that good corporate governance is an ongoing process. The Board also recognizes that good corporate governance is important to the Company’s success. Key Company governance practices are described below.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which cover a wide range of subjects, such as the role of the Board and its responsibilities, Board composition and election, operations and committees, lead director responsibilities, director compensation, director retirement, Board and management evaluation and succession planning, director orientation and training, and shareholder communications with the Board. The Corporate Governance Guidelines, as well as the charters of the Board’s Audit, Compensation, Nominating and Corporate Governance, Finance and Law Committees and the Company’s Global Code of Business Conduct for directors, officers and employees, are available in the Corporate Governance section of the Company’s internet website at www.MSAsafety.com. Such material will also be furnished without charge to any shareholder upon written request to the Corporate Secretary at the Company’s address appearing on page one.

Board Leadership

The Board presently combines the position of Chairman of the Board and Chief Executive Officer. The current Chairman and Chief Executive Officer is Mr. Lambert, who was elected Chairman in May 2015. Prior to his election as Chairman, Mr. Lambert served as a director and Chief Executive Officer. Mr. Ryan served as Non-Executive Chairman until May 2015. The Chairman is elected annually by the Board.

The Board periodically reviews its leadership structure and did so in May 2016. The Board believes that Mr. Lambert is presently best positioned to serve as Chairman given his familiarity with the Company’s business, the safety products industry, and the oversight and execution of the Company’s corporate strategy. The Board also presently believes that this structure allows for one person to speak for and to lead the Company and the Board. The Board has separated the roles in the past and may choose to do so again in the future. The decision by the Board on whether to combine or separate the roles is based upon the needs of the Company and Board at a given time.

The Board also believes that it is in the best interests of the Company to maintain effective independent board oversight. Accordingly, the Board annually selects a lead independent director (the “lead director”) to further augment its corporate governance practices. Mr. Witmer has served as lead independent director since May 2012.

The Chairman presides at Board meetings, collaborates with the lead director to establish the annual Board calendar, set meeting objectives and agendas and preside at board meetings. The Chairman also chairs the annual meeting of shareholders, speaks for the Company to its shareholders, and carries out other responsibilities as may be set forth in the Corporate Governance Guidelines or be requested from the Board from time to time.

The lead director serves as a liaison between the independent directors and the CEO, including regular communications with directors to obtain their views and advice, to work to improve Board performance, to facilitate communications among directors, and to communicate to the CEO the concerns of the independent directors; convenes meetings of the independent directors as necessary, and presides at all executive sessions of the Board’s independent directors; presides at Board meetings at which the CEO is not present; collaborates with the CEO to prepare and approve schedules and agendas for Board meetings, ensuring that input is received from directors and management; retains outside advisors to be engaged by the Board on board-wide matters, as needed; together with the Chair of the Compensation Committee, contributes to the annual performance evaluation summary of the CEO and participates in its communication to the CEO; collaborates with the CEO to ensure that contributions are made by all directors during meetings, that differences of opinion are freely expressed, and that discussion is driven to a timely conclusion while building consensus as appropriate; and collaborates with the CEO to ensure that meeting goals and objectives are clearly defined and met, and to ensure prioritization and appropriate follow-through on actions from meeting to meeting. The lead director will pay particular attention to assuring that the Board adequately addresses long term strategy, long term performance, risk management, and succession planning.

The Board maintains an active structure of independent director leadership. In furtherance of this, the Corporate Governance Guidelines provide that it is the Company’s practice for the independent directors to meet at each Board meeting in executive session, with no members of management present. The lead director serves as the chairman of the executive sessions. The audit, compensation, nominating and corporate governance, finance and law committees are also each comprised solely of and led by an independent director, as defined by the director independence standards of the New York Stock Exchange and the Board’s independence standards.

Board, Committee, Individual Director and Lead Director Assessments

The Nominating and Corporate Governance Committee oversees annual self-assessment processes for the Board and the audit, compensation and nominating and governance committees, along with peer assessments for each director and the lead director. The purpose of the Board and committee assessments is to continually enhance the effectiveness of the Board and its committees. The Board self-assessment gathers feedback on a range of topics such as the Board’s overall effectiveness, governance structure, board and management dynamics, meeting administration, and other topics. The committee self-assessments are tailored to the specific roles and responsibilities of each committee.

The purpose of the individual director and lead director peer assessments is to provide feedback to each director, enabling them to continually enhance their performance, and to inform the Nominating and Corporate Governance Committee as to each director’s fitness for re-nomination.

Director Tenure, Succession and Recruitment

The Board periodically considers its composition and acknowledges the significance of board refreshment. The present mix of director tenures provides the Board with the contribution of new and diverse ideas while ensuring continuity and insight developed through a deep understanding of the Company and its industry. Mr. Garcia-Tunon and Ms. Roberts have served for five or fewer years; Mr. Bruggeworth, Mr. Lambert and Ms. Pearse have served from ten to thirteen years; and Messrs. Ryan, Shaw and Witmer have served for more than fifteen years.

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing potential director candidates and for recommending nominees to the Board. The Committee will consider director candidate recommendations from a variety of sources, including from a shareholder, a non-management director, the chief executive officer, any other executive officer, a third party search firm, or other appropriate sources. In evaluating all potential candidates, the Committee is guided by an executive skills matrix of the Company’s current directors to identify specific needs, and a defined list of director recruitment criteria maintained by the Committee. The fundamental criterion for selecting a prospective director is the ability to contribute to the well-being of the Company and its shareholders. Good judgment, integrity and a commitment to the mission of the Company are essential. Other criteria include independence under the Board’s independence standards, a commitment to the mission and values of the Company, applicable business experience, current chief executive officer or other “C-Suite” experience, merger and acquisition experience, additional public company board experience and other criteria. The Committee may revise and/or prioritize its director recruitment criteria depending on the current needs of the Board and the Company.

In preparing its candidate recommendations to the Board, the Committee also considers, but does not choose solely on the basis of, the distinctive experiences and perspectives of diverse candidates. In evaluating diversity, the Committee and the Board consider not only race, national origin, and gender diversity, but also the need for a Board that represents diverse experience at policy making levels in business, past professional accomplishments, and other factors when recommending prospective directors for the Company. The director recruitment criteria described above, including diversity, are considered by the Committee each time a new candidate is reviewed for Board membership.

Director Resignation Policy

The Board has adopted a resignation policy with respect to uncontested director elections. In accordance with this resignation policy, a director nominee who does not receive a majority of the votes cast in an uncontested election of directors must promptly tender a resignation to the Board. The Board’s procedures for identifying an uncontested election of directors, determining the majority of votes cast, and responding to a tender of resignation, are specified in the Corporate Governance Guidelines, which are available in the Corporate Governance section of the Company’s website at www.MSAsafety.com.

Director Retirement

Pursuant to the Board’s existing retirement policy as set forth in the Corporate Governance Guidelines, directors are required to retire from the Board at the annual meeting of shareholders in the year of their 75th birthday. Pursuant to that policy, Mr. Witmer’s retirement from the Board was anticipated to occur at the 2017 Annual Meeting of Shareholders. The Board asked Mr. Witmer, whose current term would otherwise expire at the annual meeting of shareholders in 2018, to remain as a director while it pursues the recruitment of a new director. The Board believes that Mr. Witmer’s experience as a director and his knowledge of the Company’s business will continue to be of value to the Board while it searches for a new director. Accordingly, in February 2017 the Board approved a waiver of the terms of the retirement policy, so that Mr. Witmer may continue as a director for up to twelve months beyond his normal retirement date.

Meeting Attendance

The Board met nine times during 2016. All directors attended at least 75% of the combined total of the meetings of the Board and of all committees on which they served. Directors are expected to attend the Annual Meeting of Shareholders. All directors attended last year’s annual meeting.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance Committee, a Law Committee and certain other committees. Each committee specified below presently consists of the directors listed. Committee appointments will expire at the 2017 organizational meeting of the Board which takes place following the Annual Meeting of Shareholders. At the organizational meeting of the Board, committee appointments will be made for the following year.

The Audit Committee presently consists of directors Bruggeworth, Garcia-Tunon (Chair), Pearse and Witmer. The Audit Committee, which met six times during 2016, assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and financial reporting process. The Committee selects and recommends annually to the Board and the shareholders the independent registered public accounting firm to audit the Company’s financial statements, approves in advance all audit and non-audit services performed by the independent registered public accounting firm, reviews the plans, findings and recommendations of the independent registered public accounting firm, and reviews and evaluates the performance of the independent registered public accounting firm, its independence and its fees. The Committee reviews and discusses with management and the independent registered public accounting firm the Company’s financial statements and reports and its internal and disclosure controls and matters relating to the Company’s internal control structure. The Committee oversees the Company’s Global Code of Business Conduct and related Company programs governing legal and regulatory compliance, which includes a periodic review with management of the implementation and effectiveness of the Company’s compliance programs. The Committee, along with the Board, also oversees the Company’s enterprise risk management program. Pursuant to this program, the Committee reviews with management the Company’s analyses of risks and contingency plans on a bi-annual basis. The Board has determined that each of directors Garcia-Tunon and Pearse is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

The Compensation Committee presently consists of directors Bruggeworth (Chair), Pearse, Roberts and Witmer. The Compensation Committee, which met three times in 2016, reviews and recommends (to the independent directors for approval) the annual goals, performance and compensation of the Company’s chief executive officer, reviews and approves the compensation of all other executive officers and other key executives, monitors the effectiveness of all other employee benefit offerings, manages the Company’s overall compensation strategy and compensation plans, assesses any risk inherent in these plans and attempts to ensure that such risk is not excessive and is acceptable to the Company and employs, compensates and oversees the Company’s external compensation consultant and assures its independence. The Compensation Committee also administers the Company’s Amended and Restated 2016 Management Equity Incentive Plan and predecessor equity plans (collectively, the “Management Equity Plans”).

The Nominating and Corporate Governance Committee presently consists of directors Roberts, Ryan, Shaw (Chair) and Witmer. The Committee, which met three times in 2016, reviews and makes recommendations to the Board regarding the composition and structure of the Board, criteria and qualifications for Board membership, director compensation and evaluation of current directors and potential candidates for director. The Committee maintains formal processes for evaluating the performance of the Board, the lead director, and the individual directors. It is also responsible for establishing and monitoring policies and procedures concerning corporate governance. Further information concerning the Nominating and Corporate Governance Committee and its procedures appears below. The Nominating and Corporate Governance Committee and the Board continually assess the Company’s Corporate Governance Guidelines and the corporate governance practices of the Board.

The Finance Committee presently consists of directors Garcia-Tunon, Pearse (Chair), Ryan and Shaw. The Committee, which met two times in 2016, reviews and makes recommendations to the Board regarding the Company’s capital structure, dividend policy, financing activities, hedging policies and practices, funding of the Company’s employee benefit plans, liquidity management, corporate financial plans, and strategic financial analyses as requested by the Board.

The Law Committee presently consists of directors Garcia-Tunon, Pearse, Ryan and Shaw (Chair). The Committee, which met six times in 2016, reviews legal matters that could present significant financial risk to the Company.

Risk Oversight

The Board as a whole exercises oversight of the Company’s strategic risks and other risks identified through the Company’s enterprise risk management program. Strategic risks are identified in the course of the Board’s review and approval of the Company’s plans and there is regular monitoring of the Company’s performance against the strategic objectives including customer satisfaction metrics as well as periodic review of the activities of competitors. The Board, directly and through its Audit Committee, also has oversight of the enterprise risk management program which is managed by the Chief Financial Officer. The enterprise risk management program is designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. The Director of Financial Planning and Analysis is responsible for leading the formal risk assessment and reporting process within the Company. The Director of Financial Planning and Analysis, through consultation with the Company’s executive leadership, periodically assesses the major risks facing the Company and works with the executive leadership team and others responsible for managing each risk to identify and consider appropriate mitigation elements to each risk, and develop risk contingency plans as appropriate. This analysis is reviewed two times each year with the Audit Committee and annually with the full Board, and input from the Board is considered in the analysis. Emerging risks are discussed as needed.

In addition to the Board oversight described above, each committee has various risks that it oversees. For example, the Audit Committee is responsible for reviewing the Company’s risk management policies and procedures, as well as its major financial risk exposures, and the processes management has established to monitor and control such exposures. The Compensation Committee monitors risk inherent in the Company’s compensation policies, compensation practices, and similar matters related to the recruitment and retention of employees. The Nominating and Corporate Governance Committee monitors risks related to Board performance and the Company’s governance practices.

The Compensation Committee has evaluated the risks arising from the Company’s compensation policies and practices for its employees. This included a review of examinations by Pay Governance, LLC, the Compensation Committee’s

compensation consultant, of the compensation philosophy, design, governance and administration of compensation policies and practices provided to MSA’s executives. The review also considered information developed by management regarding programs provided to other non-executive employees. Based on this, the Committee concluded again in 2016 that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

The following table shows the compensation earned by the Company’s non-employee directors for services during 2016:

Name	Fees Earned or Paid in Cash	Restricted Stock Award (2)	Changes in Pension Value (3)	Total
Robert A. Bruggeworth	$85,000	$100,030	—	$185,030
Alvaro Garcia-Tunon	$83,001	$100,030	—	$183,031
Thomas B. Hotopp(1)	$28,791	$—	—	$28,791
Diane M. Pearse	$82,699	$100,030	—	$182,730
Rebecca B. Roberts	$75,000	$100,030	—	$175,030
John T. Ryan III	$75,000	$100,030	—	$175,030
L. Edward Shaw, Jr.	$85,000	$100,030	—	$185,030
Thomas H. Witmer	$105,000	$100,030	—	$205,030
(1)	Mr. Hotopp retired from the Board in May 2016.
(2)	Represents the aggregate grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718.
(3)	Represents the amount of the aggregate increase for 2016 in the actuarial present value of the director’s accumulated benefits, if any, under the Retirement Plan for Directors described below. Only Messrs. Hotopp, Ryan, Shaw and Witmer are entitled to benefits under such Plan.

For 2016, the Company paid non-employee directors a base retainer on a quarterly basis which totaled $75,000 for the year (“Annual Base Retainer”). The Company paid the lead director an additional retainer of $30,000. The additional annual retainer for the Audit Committee chair was $12,500, for the Compensation Committee chair was $10,000, and for all other committee chairs was $5,000.

Non-employee directors are required to meet a share ownership guideline, equivalent to five times the Annual Base Retainer. Presently, all directors exceed the ownership guidelines.

Under the 2008 Non-Employee Directors’ Equity Incentive Plan and its predecessor the 1990 Non-Employee Directors’ Stock Option Plan (together, the “Director Equity Plans”), the Company grants stock options, restricted stock, or a mix of each, to each non-employee director on the third business day following each annual meeting. Pro rata awards are authorized under the 2008 plan for directors who join the Board during the period between annual awards. The purposes of the Director Equity Plans are to enhance the mutuality of interests between the Board and the shareholders by increasing the share ownership of the non-employee directors and to assist the Company in attracting and retaining able persons to serve as directors. The total number of shares that may be issued under the 2008 plan is limited to 400,000 shares of Common Stock. The shareholders are being asked to approve a new 2017 Non-Employee Directors’ Equity Incentive Plan to replace the 2008 plan.

Stock option grants, if awarded, are made using a Black-Scholes option pricing model. The exercise price of the options is equal to the market value on the grant date. The options become exercisable three years from the grant date and expire ten years from the grant date. If a director resigns or is removed from office for cause, options which have not yet become exercisable are forfeited and exercisable options remain exercisable for 90 days. Otherwise, unexpired options may generally be exercised for five years following termination of service as a director, but not later than the option expiration date. Restricted shares vest on the date of the third annual meeting following the grant date. Unvested shares are forfeited if the director terminates service for reasons other than death, disability or retirement.

On May 13, 2016 each non-employee director was granted 2,094 shares of restricted stock. Stock options were not granted to non-employee directors in 2016.

It is the practice of the Nominating and Corporate Governance Committee to periodically engage an independent compensation consultant to review the compensation of the non-employee directors. Pay Governance, LLC was engaged as the Committee’s consultant in 2016 to evaluate director compensation. Following the Committee’s review of director compensation, the Board determined that starting in 2017, cash retainers will remain at 2016 levels, Board committee chairpersons’ annual retainers for some of the committees would be increased by $2,500, and annual grants of equity under the Director Equity Plans will be made in restricted stock with a value of $120,000. In 2016 Pay Governance also provided executive compensation consulting services to the Compensation Committee with respect to executive compensation.

Prior to April 1, 2001, a director who retired from the Board after completing at least five years of service as a director was entitled to receive a lifetime quarterly retirement allowance under the Retirement Plan for Directors. The amount of the allowance was equal to the quarterly directors’ retainer payable at the time of the director’s retirement. Payment began when the sum of the director’s age and years of service equaled or exceeded 75. Effective April 1, 2001, plan benefits were frozen so that the quarterly retirement allowance, if any, payable to future retirees will be limited to $5,000 (the quarterly retainer amount in April 2001), multiplied by a fraction, of which the numerator is the director’s years of service as of April 1, 2001 and the denominator is the years of service the director would have had at the date the sum of the director’s age and years of service equaled 75.

Other than the amounts earned by Messrs. Hotopp and Ryan while they were employees of the Company prior to the Retirement Plan for Directors being frozen as described above, directors who are employees of the Company or a subsidiary do not receive other additional compensation for service as a director.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Compensation Committee.

Directors Bruggeworth (Chair), Hotopp (retired May 2016), Pearse (appointed August 2016), Roberts and Witmer served as members of the Compensation Committee during 2016. The Board has determined that each of these directors is independent in accordance with the listing standards of the New York Stock Exchange.

Review and Approval or Ratification of Related Party Transactions

The Company has a policy on related party transactions which operates along with the conflicts of interest section of the Company’s Global Code of Business Conduct. Copies of the policy on related party transactions and the Code are available in the Corporate Governance section of the Company’s internet website at www.MSAsafety.com.

The Company’s directors, officers and other employees must be free from any personal influence, interest or relationship, or appearance thereof, in situations that might conflict with the best interests of the Company. Directors, officers and employees must fully disclose in advance any circumstance that may create a conflict of interest, including a related party transaction, so that an appropriate determination can be made as to whether it would violate the policy on related party transactions or the Code.

In general, the related party transactions policy covers any transaction, arrangement or relationship in which the Company is a participant and the amount involved exceeds $120,000, and in which any “related person” had or would have a direct or indirect material interest. A related person is any executive officer, director or nominee, any owner of 5% or more of the Company’s voting securities or an immediate family member of any of the foregoing. The policy covers indirect material interests, but excludes certain relationships and pre-approved transactions.

Any officer, director or employee of the Company who is aware of a proposed transaction that may violate the policy must bring such transaction to the notice of the Chief Legal Officer and Chief Financial Officer of the Company. If the Chief Legal Officer or Chief Financial Officer determines that the proposed transaction could be a related party transaction, the matter will be submitted to the Nominating and Corporate Governance Committee to consider all material facts of the transaction. The Committee is charged with taking a number of items into account as set forth in the policy and determining whether the transaction is indeed a related party transaction and if so, whether it should be approved in any particular case. The types of matters which the Committee will take into account are:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of the transaction;

•	the importance of the transaction to the related party;

•	the importance of the transaction to the Company;

•	whether the terms of the transaction are comparable to those of similar transactions not involving related parties; and

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company.

The chairman of the Committee will report on any decision at the next meeting of the Board.

Nominating and Corporate Governance Committee Procedures

The current members of the Nominating and Corporate Governance Committee are directors Shaw (Chair), Roberts, Ryan and Witmer, whose terms as Committee members will expire at the 2017 organizational meeting of the Board to be held on the date of the Annual Meeting of Shareholders. The Board has determined that each of the current members of the Committee is independent in accordance with the listing standards of the New York Stock Exchange.

The Committee will consider director candidate recommendations from a variety of sources, including from a shareholder, a non-management director, the chief executive officer, any other executive officer, a third party search firm, or other appropriate sources. Any shareholder who desires to have an individual considered for nomination by the Committee must submit a recommendation in writing to the Corporate Secretary, at the Company’s address appearing on page one, not later than 90 days in advance of the annual meeting at which the election is to be held. The recommendation should include the name and address of both the shareholder and the candidate and the qualifications of the candidate recommended.

The Committee determines a process for identifying and evaluating nominees for director on a case by case basis, considering the context in which such nomination is being made. It is not anticipated that the process for evaluating a nominee would differ based on whether the nominee is recommended by a shareholder.

BOARD RECOMMENDATION AND REQUIRED VOTE

PROPOSAL NO. 1: ELECTION OF DIRECTORS

In the election of directors for terms expiring in 2020, the three candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected as directors, subject to the resignation policy described above.

A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting. Shares for which neither a vote “for” or “withheld” is selected (e.g., broker non-votes) will not be counted in determining the total votes cast for this matter.

The Company’s Restated Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than 90 days in advance of the meeting at which the election is to be held. No such notices were received with respect to the 2017 Annual Meeting. Therefore, only the nominees named above will be eligible for election at the meeting.

The Board of Directors and its Nominating and Corporate Governance Committee recommend a vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected. Properly submitted proxies which are timely received will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Nominating and Corporate Governance Committee in the event a nominee named becomes unavailable for election.

PROPOSAL NO. 2

APPROVAL OF ADOPTION OF THE MSA SAFETY INCORPORATED

2017 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

The Company’s 2017 Non-Employee Directors’ Equity Incentive Plan (the “DEIP”) was adopted by the Company’s Board of Directors on March 9, 2017, contingent upon approval by the Company’s shareholders. The DEIP replaces the Company’s predecessor plan, the 2008 Non-Employee Directors’ Equity Incentive Plan, and upon approval of the DEIP no further awards will be granted under that plan. The affirmative vote of the shareholders on or prior to March 8, 2018 is required for approval of the DEIP. If the shareholders of the Company do not approve the DEIP as proposed in this Proxy Statement, the DEIP will not be used by the Company.

The principal features of the DEIP are summarized below. The summary is qualified in its entirety by the full text of the DEIP, which is set forth as Appendix A to this Proxy Statement.

The Board of Directors recommends that the shareholders vote “FOR” approval of the adoption of the DEIP. Such approval will ensure the Company’s continuing ability to attract and retain qualified persons to serve on the Company’s Board of Directors and to provide a flexible range of compensation options under the DEIP. Unless otherwise specified thereon, proxies received in the accompanying form will be voted in favor of approval of the DEIP.

General

The purposes of the DEIP are to promote the long-term success of the Company by:

•	creating a long-term mutuality of interests between the non-employee directors and shareholders of the Company;

•	providing an additional inducement for such directors to remain with the Company; and

•	providing a means through which the Company may attract able persons to serve as directors of the Company.

Each person who is a member of the Board of Directors of the Company and who is not an employee of the Company or any subsidiary is eligible to receive automatic awards under the DEIP. It is expected that approximately eight non-employee directors will be eligible to participate in the DEIP.

The maximum aggregate number of shares for which awards may be granted under the DEIP is limited to 150,000 shares of the Company’s common stock, without par value (the “Common Stock”), subject to adjustment for stock splits, dividends and similar events. Common Stock which is subject to any unexercised, terminated, or expired award will become available for grant pursuant to new awards. The Common Stock which may be issued pursuant to an award under the DEIP may be treasury shares or authorized but unissued shares, or any combination of such shares.

Administration

The DEIP will be administered by the Board. A majority of the members of the Board will constitute a quorum. The vote of a majority of a quorum (or the unanimous written consent of the Board members) will constitute action by the Board. The Board has the power to interpret and administer the DEIP. All questions of interpretation with respect to the DEIP, and application of the DEIP, or as to stock options, restricted stock or restricted stock unit awards granted under the DEIP will be determined by the Board, and its determination will be final and binding.

The DEIP provides for the grant of stock options, restricted stock and restricted stock units. All of the foregoing grants are sometimes referred to herein as “awards,” and the recipient of any award or grant is sometimes referred to herein as a “grantee.”

Awards

The DEIP provides that on the third business day following each Annual Meeting of Shareholders, each director who is not an employee of the Company or a subsidiary will automatically be granted an award with a total value of $120,000, with the composition of the award to be determined by the Board in its discretion. The award may consist of all or any portion of nonstatutory stock options, shares of restricted stock or restricted stock units. For purposes of valuing an award, the value is determined by the Company as of the date of grant based on the accounting grant date value of the award. The amount and mix of awards may be adjusted by the Board in its discretion, provided that the value of an annual award under the DEIP may not exceed $350,000.

On March 15, 2017, the fair market value of a share of the Company’s Common Stock was $69.52.

The number of shares available under the DEIP and any outstanding awards are automatically adjusted in the event of stock dividends and similar events. In the event the shares of Common Stock have been affected in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Board will make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities ) which may thereafter be issued in connection with such outstanding awards and adjustments to any exercise price specified in the outstanding awards and will also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by, or to be granted under, the DEIP.

Stock Options

Stock options granted under the DEIP expire ten years from the date of grant. Options which have not yet become exercisable are forfeited if the director resigns. All stock options are forfeited if the director is removed for cause. Otherwise, unexpired options may be exercised for five years following termination of service as a director (90 days in the case of resignation).

Stock options granted under the DEIP may be exercised by paying the option price to the Company in cash, by delivering to the Company shares of Common Stock having a market value on the date of exercise equal to the option price of the shares being purchased and/or through such other means as the Board determines are consistent with the Plan’s purpose and applicable law, including through withholding shares to be acquired upon exercise.

Repricing Prohibited

The DEIP prohibits repricing of options without further shareholder approval. Repricing means the grant of a new option in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option at a time when the grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and adjustment provisions explained under “Awards,” above, is not a repricing.

Restricted Stock

Restricted stock is Common Stock that is issued to a director and is subject to restrictions, which include restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeiture of the restricted stock upon termination of service under certain specified conditions. The restriction period applicable to restricted stock is determined by the Board upon grant in its discretion. If a director’s service terminates for any reason other than the director’s death, disability or retirement, as disability and retirement are defined in the DEIP, prior to vesting, the shares of restricted stock are forfeited. The director will have, with respect to awards of restricted stock, all of the rights of a shareholder of the Company, including the right to vote the restricted stock and the right to receive any dividends on such stock, provided that dividends may be held in escrow and if so would be subject to the same restrictions as applied to the restricted stock.

Restricted Stock Units

Restricted stock units are units issued to a director that are subject to restrictions and, upon vesting, are satisfied through the delivery of Common Stock. The restrictions include restrictions upon the sale, assignment, transfer or other disposition of the restricted stock units and the requirement of forfeiture of the restricted stock units upon termination of service under certain specified conditions. The restriction period applicable to restricted stock units is determined by the Board upon grant in its discretion. If a director’s service terminates for any reason other than the director’s death, disability or retirement, as disability and retirement are defined in the DEIP, prior to vesting, the restricted stock units are forfeited. The director is not a shareholder until shares are delivered in satisfaction of the restricted stock units. Dividend equivalents are paid on the restricted stock units, provided that such amounts may be held in escrow and if so would be subject to the same restrictions as applied to the restricted stock.

Effect of Change in Control

Notwithstanding any other provision of the DEIP to the contrary, immediately prior to any Change in Control of the Company (as defined in Section 11 of the DEIP), all options and restricted stock units which are then outstanding will become fully vested and, if applicable, exercisable, and all restrictions with respect to shares of restricted stock which are then outstanding will lapse, and such shares will be fully vested and nonforfeitable.

Possible Anti-Takeover Effect

The provisions of the DEIP providing for the acceleration of the exercise date of stock options, the vesting of restricted stock units and the lapse of restrictions applicable to restricted stock upon the occurrence of a Change in Control may be considered as having an anti-takeover effect.

New Plan Benefits

The actual amount of awards to be received by or allocated to non-employee directors, the only category of participants under the Plan, is not determinable in advance. However, under the predecessor plan, the non-employee directors each received 2,094 shares of restricted stock in 2016.

Amendment and Termination

The Board may at any time amend or terminate the DEIP. However, no such action by the Board may terminate any outstanding stock options or restricted stock units granted under the DEIP. Further, the Board may not amend the DEIP without the approval of the Company’s shareholders to the extent such approval is required by the rules of any exchange upon which the Common Stock is listed or if approval of the amendment is required to qualify for the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934.

Equity Compensation Plans

The following table provides information about grants under the Company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,576,092	$37.63	1,508,295	*
Equity compensation plans not approved by security holders	None	—	None
Total	1,576,092	$37.63	1,508,295
*	Includes 1,368,638 shares available for issuance under the Amended and Restated 2016 Management Equity Incentive Plan and 139,657 shares available for issuance under the 2008 Non-Employee Directors’ Equity Incentive Plan.

Federal Income Tax Consequences

The following is a summary of certain material federal income tax consequences with respect to awards that may be granted under to the DEIP under current federal tax laws and certain other tax considerations associated with awards under the DEIP. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

Stock Options. Stock options granted under the DEIP will be non-statutory options (i.e., stock options that are not eligible for incentive stock option treatment under the Internal Revenue Code, referred to herein as the “Code”). In general, a director will not be taxed at the time a stock option is granted, but will recognize ordinary income in connection with the exercise of the stock option equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction will generally be available to the Company. Upon a subsequent disposition of the shares purchased, any recognized gain or loss is treated as a capital gain or loss, depending on the director’s holding period with respect to the shares purchased.

Restricted Stock. In general, a director who has received restricted stock subject to a substantial risk of forfeiture will not recognize income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over any purchase price paid. However, a director may make an election under Section 83(b) of the Code to be taxed on restricted stock award when it is acquired rather than when the substantial risk of forfeiture lapses. A director who makes an effective 83(b) election will realize ordinary income in an amount equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. If a director makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions. The Company is generally entitled to a deduction at the time that the director is required to recognize ordinary income.

For purposes of determining capital gain or loss on a sale of shares awarded under the DEIP, the holding period in the shares begins when the director realizes taxable income with respect to the transfer of the shares. The director’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. If a director makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the director paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. In general, a director who is awarded restricted stock units will not recognize income, and the Company will not be allowed a deduction, at the time the award is made. Instead, the director will generally recognize ordinary income at the time the restricted stock units vest and are settled by delivery of shares of Common Stock, and a corresponding deduction is generally available to the Company.

Section 409A. Section 409A of the Code imposes an additional 20% income tax, plus, in some cases, a further income tax in the nature of interest, on nonqualified deferred compensation that does not comply with deferral, payment-timing and other formal and operational requirements specified in Section 409A of the Code and related regulations and that is not exempt from those requirements. Stock options and restricted stock granted under the DEIP are intended to be exempt from Section 409A of the Code. The DEIP gives the Board the flexibility to prescribe terms for awards that are consistent with the requirements of, or an exemption from, Section 409A of the Code.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

BOARD RECOMMENDATION AND REQUIRED VOTE

PROPOSAL NO. 2: APPROVAL OF THE ADOPTION OF THE MSA SAFETY INCORPORATED

2017 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

The Board of Directors recommends a vote FOR approval of the 2017 Non-Employee Directors’ Equity Incentive Plan. Properly executed proxies timely received in the accompanying form will be so voted, unless otherwise directed thereon. Approval of this proposal requires the affirmative vote of a majority of the votes cast (which excludes abstentions and failures to vote (e.g., broker non-votes)) by the holders of Common Stock present and voting in person or by proxy, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting.

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

In this section, we will describe the material components of our executive compensation program for our “Named Executive Officers,” referred to herein as “Named Officers,” whose compensation is set forth in the 2017 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	William M. Lambert, Chairman, President and Chief Executive Officer

•	Kenneth D. Krause, Vice President, Chief Financial Officer and Treasurer

•	Nishan J. Vartanian, Senior Vice President and President, MSA Americas

•	Ronald N. Herring, Jr., Senior Vice President and President, MSA International

•	Douglas K. McClaine, Senior Vice President, Secretary and Chief Legal Officer

We will also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of the Board (the “Committee”) arrives at specific compensation policies and decisions involving the Named Officers. These programs and processes are driven by the Committee’s desire to continually increase shareholder value while assuring sound corporate governance, transparency and alignment with MSA’s Vision and Values.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE SUMMARY

Our Business

We are a global manufacturing business with approximately $1.150 billion of revenues from continuing operations in 2016, with operations in North America, South America, Asia, Europe, Middle East, Australia and South Africa. We manufacture and market a wide array of personal protective equipment, including self-contained breathing apparatus (“SCBA”), fixed gas and flame detection systems, portable gas detection instruments, industrial head protection, fire and rescue helmets, fall protection devices and various other safety related products.

The primary goal of the Company is to increase shareholder value over the long-term. We believe that this is best accomplished by achieving our vision “to be the world’s leading provider of safety solutions that protect workers when life is on the line;” continually improving our financial performance; and maintaining a productive, diverse, and motivated work force. The role of our management and Board is to develop and implement effective long-range strategic plans and annual operating plans to achieve these goals. Compensation programs and performance-based incentives are designed to target the median market compensation for executives when these plans are met, above median compensation when they are exceeded, and below median compensation when they are not met.

For fiscal year 2016, reported revenues were $1.150 billion, increasing 2% from 2015 on a reported basis and increasing 4% in constant currency, reflecting a 2% foreign currency translation headwind related to the stronger U.S. dollar. Constant currency revenue from the Company’s core product lines increased 6%, driven largely by Latchways products. Net income from continuing operations was $92.7 million compared to $69.6 million in 2015.

2016 Executive Compensation Overview

The Committee has developed executive compensation programs comprised of three primary components: salary, performance-related annual incentives, and equity grants which are also largely performance related. In establishing the performance metrics for the 2016 annual incentive, the Committee recognized that MSA would have to continue navigating a challenging economic environment with significant cost reductions, investments in restructuring worldwide, and investments in select strategic initiatives and new product development. The 2016 business plan was designed to position the Company to grow and enter 2017 in a stronger cost competitive position for the years ahead.

The Company had several key areas of focus in 2016 including:

•	Financial performance goals

•	Regional business transformation goals

•	Value creation initiatives focused on better aligning cost structures

•	Expanding and improving the “MSA Customer Experience”

The above areas of focus correlate with the Named Officers’ performance metrics within the cash incentive plan and contribute to driving working capital, operating profits and consolidated net income. Demonstrating the strong correlation between the Company’s performance incentive plans and actual results, our Named Officers earned cash incentive awards pursuant to our annual incentive program, ranging between 123% and 135% of target.

To emphasize the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, the Company’s incentive arrangements are based on the achievement of specific performance goals that support our business strategy. Our annual incentive program focuses on achieving key performance metrics such as those mentioned above. Our long-term incentive program includes stock options, time-vesting restricted stock, time-vesting restricted stock units and performance stock units. Stock options reward for increases in our share price. Our performance stock unit program metrics are operating margin percentage and revenue growth modified by total shareholder return (“TSR”) compared to our peer group. Time-vesting restricted stock and restricted stock units vest after three years of continued employment, providing the

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Company with a valuable retention incentive and alignment with shareholders’ rewards for increases in stock price. Grants made in 2015 and 2016 have increased in value and remain unvested, thereby providing the Company with important retention benefits.

During 2016, the Committee reviewed the design and administration of all executive compensation programs to ensure that those programs continue to meet our performance requirements, deliver on our “Core Principles,” and do not promote unnecessary risk-taking. The Committee also reviewed policies such as stock ownership and retention requirements, and compensation recoupment. In addition, long-term incentive vesting provisions, capped incentive awards, and an emphasis on team-based metrics serve to mitigate risk. As a result, the Committee concluded that the Company’s compensation programs effectively accomplish their intended goals, and do not promote unwanted risk taking that could be detrimental to the Company.

At the annual shareholders’ meeting in May 2016, the executive compensation of the Company’s Named Officers was approved by our shareholders, with 99.1% of the votes cast voting in favor of the proposal. The Committee considered this vote in connection with its determination of compensation policies and decisions and has concluded that the Company will maintain its existing compensation philosophy for 2017.

Philosophy and Objectives of the Executive Compensation Program

The objectives of MSA’s executive compensation programs, which cover not only the five Named Officers in the Summary Compensation Table, but all officers of the Company, are to improve shareholder value over the long-term by attracting, retaining and motivating superior executive talent who will drive robust financial and operational performance and enable the Company to achieve its goals. Our program is guided by a philosophy that strives to align target compensation at the middle (50th percentile) of the market for total direct compensation. Elements of total direct compensation include salary, performance-based cash, equity incentives and benefits. Our program is designed to provide an above-market compensation opportunity for performance exceeding annual budget and peer group norms. We believe that this philosophy enables the Company to attract and retain superior executive talent by providing the opportunity to work in a highly ethical, growing and team-oriented company.

The design of our compensation programs is driven by the following “Core Principles” which support our objectives:

CORE PRINCIPLES	OBJECTIVE

•  Executive compensation should be aligned to the achievement of corporate goals and objectives and provide line of sight to annual and long-term corporate strategies without promoting unacceptable levels of risk to the Company.

Improve shareholder value

•  A significant portion of an executive’s compensation should be “performance-based” and should hold executives accountable for the achievement of corporate objectives and increases in shareholder value.

Improve shareholder value
• The compensation program should promote an “ownership culture” through the use of stock-based compensation and ownership guidelines that clearly define expected levels of ownership in MSA’s stock.	Improve shareholder value
• The compensation program should reward each executive’s individual performance and unique responsibilities while assuring a fair and competitive approach.	Attract, retain and motivate superior talent
• The compensation program should recognize and reward an executive’s loyalty and tenure with the Company by providing financial security following retirement.	Attract, retain and motivate superior talent

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Components of Executive Compensation Program

Building on these core principles, our executive compensation program contains both cash and stock-based components designed to meet specific objectives of the Committee. The Committee considers both annual and long-term Company goals and strives to develop incentives that motivate executives to achieve these goals. Cash payments are provided through an executive’s base salary and a performance-based annual incentive. Company stock is provided through the use of stock options, time-vesting restricted stock units and performance based stock units. The Committee has chosen to align its cash incentive programs with the achievement of annual internal financial and strategic goals, and its performance based stock units with long-term internal goals based on operating margin percentage and revenue growth modified by total shareholder return (TSR) performance relative to peers.

Executives participate in a retirement plan that provides for post-employment financial security, and some executives are provided with a limited number of perquisites (company car, financial counseling, and limited club memberships for business use) that the Committee believes serve a business purpose, are common in the market and are of modest cost to the Company. Executives also participate in a severance plan that provides certain benefits to executives should their jobs be terminated following a change in control of the Company. The specific rationale for why the Committee has chosen to provide each element of compensation is as follows:

COMPENSATION COMPONENT	KEY CHARACTERISTICS	PURPOSE	PRINCIPAL 2016 ACTIONS
Base Salary	Fixed cash compensation component. Reviewed annually and adjusted, if and when appropriate.	Intended to compensate an officer fairly for the responsibility level of the position held.	Base salary increases for Named Officers in 2016 ranged from 2.25% to 3.5% based on the 2015 performance year and individual performance review, and where the executive fell with respect to market median.
Annual Incentive Awards	Variable cash compensation component. Payable based on corporate and business unit performance.	Intended to motivate and reward officers for achieving our annual business objectives that drive overall performance.	The Named Officers received annual incentive awards in 2017 for 2016 performance ranging from $240,237 to $980,393 and 123% to 135% of target.
Long-Term Incentive Awards	Variable stock component. Actual amounts earned vary based on corporate and share price performance.	Intended to motivate officers to achieve our longer term business objectives by tying incentives to the performance of our Common Stock over the long-term; and to reinforce the link between the interests of our officers and our shareholders.	The Named Officers received long-term incentive awards in March 2016 with grant date values ranging from $335,206 to $1,915,200.
Health and Welfare Plans and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	Effective January 1, 2016, the Company implemented a high deductible health plan for all U.S. employees as a full replacement for previous preferred provider plans.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining officers.	No changes to programs in 2016 that affected Named Officers.
Post Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2016 that affected Named Officers.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Committee believes that these components, taken as a whole, provide an attractive compensation package that aligns with the Company’s annual and long-term goals and enables the Company to attract, retain and motivate superior executive talent. As a means of mitigating risk, the Committee has adopted policies such as share ownership and retention guidelines, which require executives to maintain a certain level of ownership of MSA stock, and a compensation recoupment policy that provides the Committee with the ability to recoup certain awards previously paid or earned based on financial results that were later restated downward, and discretionary authority held by the Committee that allows modification of any payouts from any plan, in the event of any other misconduct that causes financial harm to the Company.

Performance-Based Incentives. The Committee believes that a significant portion of a Named Officer’s compensation should be delivered through performance-based incentive compensation components. The Committee has identified meaningful financial and shareholder performance objectives that align with the business, are measurable, and are used by management on a day-to-day basis to pursue its business strategy. The Committee has chosen the following measures for use in the Company’s incentive arrangements that support and align with the Company’s business strategy:

PERFORMANCE MEASURE	ANNUAL CASH INCENTIVE PLAN	LONG-TERM INCENTIVE PLAN	RATIONALE FOR USE
Stock Price		X	Indicator of shareholder value creation
Total Shareholder Return (TSR)		X	Indicator of shareholder value creation
Revenue Growth		X	Encourages both organic sales growth and sales growth by acquisition
Net Income	X		Encourages bottom-line profitability
Operating Margin Percentage	X	X	Encourages operating profitability and expense management
Gross Profit Margin Percentage	X		Promotes process efficiency
Net Sales – Latchways	X		Encourages activities to promote the success of a critical acquisition
Working Capital as a Percentage of Sales	X		Encourages activities that increase the cash available for dividends, investment in the business and debt repayment

In summary, the Committee believes that the best way to reward executives is to combine a program of cash incentives (based on annual financial performance goals) with stock incentives (based on increases in the Company’s stock price and, in part, on performance versus long-term financial performance metrics).

The Company’s incentive plans (annual and long-term) are targeted to reward executives at the middle (50th percentile) of the market for achieving expected or targeted performance levels. For example, our annual incentive plan is designed to pay above the targeted level and, therefore, above the middle of the market if the Company’s performance exceeds our goals and expectations, up to a cap upon maximum performance. If the Company’s performance falls below our goals and expectations, the annual incentive plan is designed to pay below the targeted level. If actual performance falls below a certain threshold level, our annual incentive plan is designed to pay nothing. This variable aspect of our annual incentive arrangement is also present in our long-term incentive plan. For instance, we use stock options in our long-term incentive plan such that if the stock price falls below the exercise price they are of no value to the executive. Grants made in 2014, 2015, and 2016 were made at grant prices that until recently were above the Company’s Common Stock price, and thus such stock options had no value absent an increase in the price of the Company’s Common Stock. The Company’s stock value has increased, creating value in such grants. The 2015 and 2016 grants remain unvested, thereby providing the Company with important retention benefits. Our performance based stock units incorporate a performance threshold below which no payments are made.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table shows the allocation of performance-based versus fixed compensation components for our Named Officers at targeted levels as of the end of 2016:

PERCENT OF COMPENSATION AT RISK

Named Officer	Performance- Based (1)	Fixed (2)
William M. Lambert	76.9%	23.1%
Kenneth D. Krause	54.2%	45.8%
Nishan J. Vartanian	60.6%	39.4%
Ronald N. Herring, Jr.	60.8%	39.2%
Douglas K. McClaine	58.7%	41.3%
(1)	Based on the target value of 2016 non-equity incentive award as of December 31, 2016, plus the target equity award allocation of equity instruments to options and performance units as of December 31, 2016.
(2)	Based on annual base salary as of December 31, 2016 plus the target equity award as of December 31, 2016 and the allocation of equity instruments to time vested restricted units. Time vested restricted units are included in the “fixed” column because there are no performance conditions to vesting (other than continued employment), but unlike base salary, the ultimate value of restricted stock is inherently performance based.

COMPENSATION OVERSIGHT PROCESS

Role of the Committee. The Committee has responsibility for the oversight and decision-making regarding executive compensation except for Chief Executive Officer (“CEO”) compensation, which is recommended by the Committee but approved by the independent directors as described below. The Committee has engaged an outside compensation consultant, Pay Governance, LLC to provide assistance and guidance on compensation issues. The consultant provides management and the Committee with relevant information pertaining to market compensation levels, alternative compensation plan designs, market trends and best practices. Pay Governance is considered to be independent by the Committee. During 2016 the consultant provided only executive compensation consulting services to the Committee and consulting services to the Nominating and Corporate Governance Committee with respect to director compensation. Further, the Committee has not discovered any conflicts of interest that were raised by the work of the consultant involved in determining or recommending executive compensation.

At its meetings, the Committee regularly holds executive sessions, which exclude management and, subject to the Committee’s desire, may include its independent consultant. Management assists in the coordination and preparation of the meeting agenda and materials for each meeting, which are reviewed and approved by the Committee Chairman. Meeting materials are mailed to Committee members for review approximately one week in advance of each meeting. The Committee met three times in 2016 and held an executive session, which excluded members of management, at all of the meetings.

For the CEO’s compensation, the Committee develops proposals and presents them to the full Board’s independent directors for their approval. Compensation decisions regarding all other officers are approved by the Committee. The Committee considers the recommendations of the CEO when making compensation decisions regarding all other officers.

Role of the Compensation Consultant. The Committee has retained Pay Governance, LLC as its executive compensation consultant. The compensation consultant reports directly to the Committee and the Committee may replace the compensation consultant or hire additional consultants at any time. The compensation consultant attends meetings of the Committee, as requested, and communicates with the Committee Chairman between meetings; however, the Committee makes all decisions regarding the compensation of our officers.

The compensation consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement approved by the Committee Chairman. Generally, these services include advising the Committee on

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

the principal aspects of our executive compensation program and evolving industry practices, and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to performance.

During 2016, the compensation consultant performed the following specific services for the Committee:

•	Provided presentations on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the Named Officers, as well as our overall compensation program.

•	Provided recommendation on all officers’ total compensation.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chairman, as appropriate.

•	Reviewed drafts and commented on the compensation discussion and analysis for the proxy statement and the related compensation tables.

In addition, the compensation consultant attended meetings of the Committee during 2016 as requested by the Committee Chairman.

The Committee retains sole authority to hire the compensation consultant, approve its annual fees, determine the nature and scope of its services, evaluate its performance, approve all invoices for payment of services and terminate its engagement.

Use of Competitive Data. The Committee reviews data related to compensation levels and programs of other companies prior to making its decisions. The Committee engages its consultant to perform a comprehensive assessment of compensation levels provided to executives among a peer group of companies. These companies are selected based on the following criteria:

•	Annual revenues that range from approximately half to double our annual revenues (approximately $500 million to $2 billion in 2016)

•	Manufacturing processes similar to various MSA industry sectors and technologies

•	Global operations and customer base

For 2016, the peer group consisted of the following 22 companies:

Actuant Corporation Albany International Corp. Brady Corp. Checkpoint Systems Inc. CLARCOR Inc. ESCO Technologies Inc. Federal Signal Corp	FLIR Systems Gentex Corp Graco, Inc. IDEX Corporation Invacare Corp Littelfuse, Inc. Matthews International Corp.	MKS Instruments, Inc. Masimo Corporation Nordson Corp. PerkinElmer Inc. Simpson Manufacturing Co. Inc. Standex International Corp. STERIS Corp. Waters Corporation

The Committee re-assesses the peer group composition annually and may periodically make changes, usually by adding companies that may better meet our selection criteria or by removing companies that may have experienced change, such as acquisition, or no longer fit our selection criteria. In 2016, the Committee, through its consultant, conducted a review of the peer companies which resulted in the conclusion that, for 2017, the peer group set forth above was well aligned and should not be changed, other than the removal of Checkpoint Systems, Inc. from the peer group due to the acquisition of

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Checkpoint Systems by CCL Industries, and the removal of CLARCOR Inc. from the peer group due to the acquisition of CLARCOR by Parker Hannifin Corporation.

The consultant conducts an annual analysis of the most recent proxy disclosures for the peer group companies in order to understand the compensation ranges for base salary, and the annual and long-term incentives provided to the peer group named executive officers. In addition, regression analysis is applied to data from compensation surveys conducted by Willis Towers Watson representing nearly 1,000 general industry companies. The Committee believes that the combination of these comprehensive data sources allows it to understand the market compensation ranges for both the Named Officers and positions below the Named Officers based on the duties and responsibilities of each position and to determine the level of compensation needed to target the middle (50th percentile) of the market.

The market compensation data is further used to develop a market compensation structure which includes salary grades with midpoints. Each executive is assigned to a salary grade where the midpoint of the grade approximates the median (50th percentile) of the market salary level for that position. Each salary grade has a salary range around the midpoint and has corresponding annual and long-term incentive award opportunities that are percentages of the midpoint, and which also align to market based values. In assigning an executive to a salary grade, the Committee also considers internal factors that may, in a limited number of instances, impact the grade assignment of an executive.

In addition to the market data, the Committee considers the following factors when making compensation decisions:

•	Individual and Company performance

•	Experience in the position

•	Current compensation relative to market median

An assessment of these factors could result in actual compensation being positioned modestly above or below the desired middle (50th percentile) of the market positioning. The Committee does not consider amounts earned from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation for the following year. The Committee believes that this would not be in the best interest of retaining and motivating executives.

In order to assess the impact of its executive compensation decisions, the Committee reviews a summary report – or “tally sheet” – of total compensation prepared for the CEO. The tally sheet includes the total dollar value of annual compensation, including salary, annual and long-term incentive awards, annual increase in retirement accruals and the value of other benefits and perquisites. The tally sheet also provides the Committee information pertaining to equity ownership, future retirement benefits, and benefits the Company is required to provide to the CEO under various termination scenarios. The Committee’s review of the tally sheet information is an integral part of its decision making process each year.

DETERMINATION OF EXECUTIVE COMPENSATION AMOUNTS

Fixed Cash Base Salary. The Company provides executives with a base salary in order to attract and retain executive talent. Base salary is designed to be competitive with other organizations and is sensitive to the skill level, responsibility and experience of the executive. Base salary for each executive is determined through our external benchmarking process and an internal comparison to other executives at the Company to ensure internal equity. Base salary levels are targeted to the middle (50th percentile) of the market, although the Committee considers base salary levels that fall within plus or minus 10% of the market median to be competitive.

Base salary adjustments are considered and are affected by each executive’s individual performance assessment based on a rigorous performance review process. This individual process details an executive’s annual accomplishments compared to performance expectations established at the outset of each year, and also assesses the individual’s behaviors used to achieve the performance level. The CEO develops and recommends to the Committee annual base salary adjustments for each executive primarily by evaluating the value and impact that each executive has had on the Company’s performance during the year.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Committee performs a similar comprehensive evaluation of the CEO’s performance against pre-determined annual operational and strategic goals previously approved by the independent directors of the Board, and determines his recommended annual base salary increase based on the outcome of this evaluation. This salary recommendation is then also approved by the independent directors. At its February 2016 meeting, the Committee approved salary increases ranging from 2.25% to 3.5% for the Named Officers. Following these adjustments, salary levels were positioned as follows relative to the market median targeted level: Mr. Lambert 3.8% above median, Mr. Krause, 28.0% below median, Mr. Vartanian 3.0% below median, Mr. Herring 6.5% above median and Mr. McClaine 6.2% above median. Mr. Krause is new in his role and had additional salary adjustments in December 2016 as part of a multi-year plan to bring his salary to market median. As a result, Mr. Krause is now 10% below median.

Performance-Based Annual Cash Incentive. The Company provides executives with an annual cash incentive based on (a) the MSA Non-CEO Executive Incentive Plan (NCEIP), which directly rewards the accomplishment of key corporate and/or geographical or business unit performance goals, and (b) the CEO Annual Incentive Award Plan (AIAP) which has been approved by shareholders and is administered within the requirements necessary to attempt to retain the tax deductibility of the CEO’s annual incentive award under Section 162(m) of the Internal Revenue Code. Additionally, each executive, including the CEO, is eligible for a program known as the “Enhanced Bonus” that rewards participants only when the Company’s actual consolidated net income exceeds pre-set board-approved targets. Under the Enhanced Bonus feature, annual incentive awards earned under the NCEIP or AIAP, which are each limited to a maximum payout of 150% of target, may be increased from 0% to 50% if the Company’s consolidated net income exceeds the target. The enhancement is interpolated at performance levels between target and 125% of target. For each 1% increase in actual consolidated net income above target, earned awards under the NCEIP and AIAP are increased by 2%. For example, at performance of 105% of net income target, the incentive is increased by 10%. The incentive is increased by 50% if the Company exceeds the net income target by 25% or more, resulting in a total bonus opportunity which is capped at 200% of target should performance achieve or exceed maximum levels. The Committee believes that the increased performance leverage that the Enhanced Bonus is designed to provide is in the best interests of our shareholders by motivating our senior management to exceed bottom line profitability targets in addition to important Company and business unit performance metrics.

The following chart illustrates how the enhanced bonus feature rewards performance that exceeds targets under the NCEIP and AIAP, thereby assuring that executive reward is aligned to shareholder value. The “Example of Highly Leveraged Plan” in the chart is based upon Pay Governance, LLC research. The Committee limits the total possible payout to 200% of the target for 2017.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Under the NCEIP and AIAP, the target incentive opportunity (paid for achieving target performance) for each Named Officer is aligned with the executive’s salary grade midpoint which approximates the middle (50th percentile) of the market as determined through our external benchmarking process, although the Committee generally considers target incentive opportunities between plus or minus 10 percentage points of the market median to be competitive. If actual performance drops below 70% of the performance target, payout drops to zero.

The following table shows the percent of salary midpoint and dollar amount of incentive that would be earned if actual performance for 2016 was equal to targeted performance.

2016 TARGET CASH INCENTIVE AWARD

Named Officer	Percent of Salary Midpoint (1)	NCEIP/AIAP Target Award (2)
William M. Lambert	100%	$798,000
Kenneth D. Krause	65%	$242,093
Nishan J. Vartanian	60%	$223,470
Ronald N. Herring, Jr.	60%	$223,470
Douglas K. McClaine	50%	$186,225
(1)	Percent of salary midpoint is the percent multiplied by the executive’s salary grade midpoint using the target award as of December 31, 2016. The target awards shown above reflect 2016 midpoints as of December 31, 2016.
(2)	Target award is the amount that would be paid to the executive assuming all Company and individual performance goals are met per that executive’s performance metrics based upon targets and midpoints as of December 31, 2016.

Actual NCEIP award payments are based primarily on the achievement of a variety of Company financial and non-financial goals, but also have a discretionary personal performance multiplier applied based on the value and impact that each executive has had on the Company’s performance during the year. When making his recommendations for the 2016 discretionary personal performance multiplier, the CEO may increase the calculated NCEIP bonus amount by up to 10% based on performance relative to the pre-established individual goals that fall within the responsibility of each individual executive.

Actual AIAP award payments for the CEO for 2016 were based 20% on achievement of adjusted consolidated net income, as approved by the Committee at the beginning of 2016, 20% on achievement of consolidated operating margin percentage, 20% on achievement of consolidated CSPI (Customer Satisfaction Performance Index), 20% on achievement of consolidated working capital as a percentage of sales, and 20% on achievement of consolidated net sales of Latchways products, all relative to the pre-determined goals established and approved by the Committee. The Committee also recommends for Board approval annual operational and strategic goals for the CEO. The independent directors of the Committee may use their discretion to reduce the size of the CEO’s calculated award based on his performance relative to his individual goals, but may not increase it. This is necessary to retain deductibility under Internal Revenue Code Section 162(m).

If performance is below minimum threshold level the payout goes to zero. In addition to these opportunities, the Enhanced Bonus feature may add up to 50% to the calculated NCEIP or AIAP award depending on the level of consolidated net income performance above target. The maximum award opportunity under all plans combined is 200% of target for each executive including the CEO. Actual awards paid for 2016 performance are included in the Summary Compensation Table on page 39 under the column Non-Equity Incentive Plan Compensation. Award opportunities for each Named Officer under the combined plans for 2016 at threshold, target and maximum are included in the Grants of Plan-Based Awards table on page 40 under the columns Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.

Beginning in 2016, “Consolidated Working Capital as a Percentage of Sales” was introduced as a new metric to replace free cash flow. This revised metric eliminates accounting related transactions such as accruals and prepaid items, with respect to which management can exercise little control, yet retains accountability for balance sheet items such as inventories, accounts

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

receivable and accounts payable. All officers also have an additional metric based on sales from the Company’s recent acquisition of Latchways plc. The successful integration of Latchways into the Company’s fall protection business was an important business objective for 2016. In 2017 the Latchways revenue metric will be expanded to include all of the fall protection product line. This is being done to increase emphasis on the product line in which the Company sees the most opportunity for organic growth.

In 2016, performance measures and goals were approved by the Committee at its March meeting. For the CEO and the other Named Officers, the Committee and, in the case of the CEO, independent directors of the Board, approved the following performance targets:

PERFORMANCE TARGETS FOR ANNUAL CASH INCENTIVE

Chairman, President and Chief Executive Officer – William M. Lambert

(Dollars in millions)

		2016 Actual Performance	Pre-Established 2016 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	20.00%	$94.2	$65.0	$92.8	$120.6
Consolidated Operating Margin%	20.00%	15.1%	11.5%	14.4%	17.3%
Consolidated CSPI	20.00%	67.3	53.3	59.2	65.1
Consolidated Working Capital as a % of Sales	20.00%	22.2%	38.5%	29.6%	20.7%
Consolidated Net Sales – Latchways[2]	20.00%	$64.3	$53.4	$66.8	$80.2

Note: As a result of 2016 performance, 123% of target incentive was earned for 2016.

Vice President, Chief Financial Officer and Treasurer – Kenneth D. Krause

(Dollars in millions)

		2016 Actual Performance	Pre-Established 2016 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	20.00%	$94.2	$65.0	$92.8	$120.6
Consolidated Operating Margin %	20.00%	15.1%	11.5%	14.4%	17.3%
Consolidated CSPI	20.00%	67.3	53.3	59.2	65.1
Consolidated Working Capital as a % of Sales	20.00%	22.2%	38.5%	29.6%	20.7%
Consolidated Net Sales – Latchways[2]	20.00%	$64.3	$53.4	$66.8	$80.2

Note: As a result of 2016 performance, 135% of target incentive was earned for 2016 which included a 10% personal performance factor due to exceeding milestone expectations of transition to CFO, driving improved and expanded investor relations outreach, and implementing improved decision analytics and stronger cost structure realignment.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Senior Vice President and President, MSA Americas – Nishan J. Vartanian

(Dollars in millions)

		2016 Actual Performance	Pre-Established 2016 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	20.00%	$94.2	$65.0	$92.8	$120.6
Operating Margin % – Americas Segment[2]	20.00%	29.3%	23.2%	29.0%	34.8%
Consolidated CSPI	20.00%	67.3	53.3	59.2	65.1
Consolidated Working Capital as a % of Sales	20.00%	22.2%	38.5%	29.6%	20.7%
Net Sales – Latchways – Americas Segment[2]	20.00%	$10.9	$10.6	$13.3	$16.0

Note: As a result of 2016 performance, 125% of target incentive was earned for 2016 which included a 10% personal performance factor due to exceeding business unit financial plan and targets, and restructuring geographic operations to facilitate cost efficiencies and driving strong market share gains in key markets.

Senior Vice President and President, MSA International – Ronald N. Herring, Jr.

(Dollars in millions)

		2016 Actual Performance	Pre-Established 2016 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	20.00%	$94.2	$65.0	$92.8	$120.6
Operating Margin % – International Segment[2]	20.00%	16.4%	13.0%	16.2%	19.4%
Consolidated CSPI	20.00%	67.3	53.3	59.2	65.1
Consolidated Working Capital as a % of Sales	20.00%	22.2%	38.5%	29.6%	20.7%
Net Sales – Latchways – International Segment[2]	20.00%	$53.3	$42.7	$53.4	$64.1

Note: As a result of 2016 performance, 135% of target incentive was earned for 2016 which included a 10% personal performance factor due to responsiveness in addressing changes in the oil and gas markets, particularly in the Middle East, exceeding planned performance of the Principal Operating Company in Europe, and developing and executing restructuring within MSA Japan, India and South Africa operations.

Senior Vice President, Secretary and Chief Legal Officer – Douglas K. McClaine

(Dollars in millions)

		2016 Actual Performance	Pre-Established 2016 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	20.00%	$94.2	$65.0	$92.8	$120.6
Consolidated Operating Margin %	20.00%	15.1%	11.5%	14.4%	17.3%
Consolidated CSPI	20.00%	67.3	53.3	59.2	65.1
Consolidated Working Capital as a % of Sales	20.00%	22.2%	38.5%	29.6%	20.7%
Consolidated Net Sales – Latchways[2]	20.00%	$64.3	$53.4	$66.8	$80.2

Note: As a result of 2016 performance, 135% of target incentive was earned for 2016 which included a 10% personal performance factor due to exceeding expectations within insurance receivable recovery efforts, successful outcomes of various litigation activities and challenges, and efficient and below budget external litigation costs.

1 Consolidated Net Income from continuing operations of $92.7 million plus $2.2 million in costs for unplanned acquisitions and divestitures, restructuring, unplanned pension expense and asset sales not made in the ordinary course of business added back to Net Income and $3.6 million for removal of translational foreign currency adjustment, per terms approved by the Compensation Committee at the beginning of the year.

2 For geographic business metrics and consolidated Latchways metrics, currency-adjusted actual results will be used to compute the annual incentive payment.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Committee chose consolidated net income as the primary corporate performance goal for 2016 for all Named Officers. Certain of the Named Officers are also measured by other performance goals appropriate to their job duties. The Committee believes that these measures are the best indicators of performance produced as a result of our executives’ efforts and is reflective of their individual areas of responsibility.

Long-Term Incentive Compensation. Our long-term incentive program represents a significant portion of an executive’s total compensation package. Awards under this program are considered “at risk,” which means they can increase or decrease in value based on fluctuations in our stock price. In selecting the appropriate long-term incentive vehicles, the Committee made its decisions based on its desire to reward for long-term stock price appreciation, to promote loyalty and tenure with the Company and to increase executives’ alignment with shareholders. Stock options, time-vesting restricted stock units and performance stock units were chosen to meet these attributes. These awards are granted under the shareholder-approved 2008 Management Equity Incentive Plan. In 2016 the mix was 50% stock options and 50% performance stock units for officers who have reached retirement eligibility and had achieved their ownership and retention guidelines. This particular mix of awards positions these retirement-eligible officers to have more equity “at risk” and provides better alignment to performance. For officers who have achieved their ownership and retention guidelines but who have not yet reached retirement eligibility, and for officers who have reached retirement eligibility but have not yet reached their ownership guidelines, the mix is 40% stock options, 40% performance stock units and 20% time-vesting restricted stock units. For other officers, the mix is one-third stock options, one-third time-vesting restricted stock units and one-third performance stock units, recognizing the need to have a greater portion of equity compensation delivered in restricted stock units.

The following table illustrates the calculation and allocation of the long-term incentive compensation. This table and the table of Grants of Plan-Based Awards use the amounts computed in accordance with FASB ASC Topic 718.

LONG-TERM INCENTIVE COMPENSATION

	Allocated to
	1/1/2016 Salary Midpoint[1] (1)	2016 Stock Multiplier[2] (2)	Stock Options (3)	Restricted Stock Units (4)	Performance Stock Units (5)	Option Award Value[3] (1) x (3)	Restricted Stock Units Award Value[4] (1) x (4)	Performance Stock Units Award Value[5] (1) x (5)
William M. Lambert	$798,000	240%	120.00%	0.00%	120.00%	$957,600	$0	$957,600
Kenneth D. Krause	$372,450	100%	33.33%	33.33%	33.33%	$124,150	$124,150	$124,150
Kenneth D. Krause[6]	—	—	—	—	—	—	$750,000	—
Nishan J. Vartanian	$372,450	100%	40.00%	20.00%	40.00%	$148,980	$74,491	$148,980
Ronald N. Herring, Jr.	$372,450	100%	50.00%	0.00%	50.00%	$186,225	$0	$186,225
Douglas K. McClaine	$372,450	90%	45.00%	0.00%	45.00%	$167,603	$0	$167,603

1 Reflects salary midpoint at the time of the award in March 2016.

2 Stock multiplier is the plan percentage effective in March 2016. Columns 3, 4 and 5 percentages reflect the split of the stock multiplier into options, restricted stock units and performance stock units in accordance with the discussion above.

3 Actual Stock Options awarded = Option Award Value divided by the Black-Scholes option value on the date of the award. Actual amount may vary due to rounding to nearest share value.

4 Actual Restricted Stock Units awarded = Restricted Stock Units Award Value divided by the closing stock price on the date of the award. Actual amount may vary due to rounding to nearest share value.

5 Actual Performance Stock Units awarded = Performance Stock Units Award Value divided by the closing stock price on the date of the award. Actual amount may vary due to rounding to nearest share value. Amounts shown in this column may differ from amounts shown in the compensation tables contained in this proxy statement due to differences in the method of calculating fair market value in compensation tables in accordance with FASB ASC Topic 718.

6 The amount shown for Kenneth D. Krause represents a Restricted Stock Award that he received in December 2016 in the form of a retention grant, in addition to the Long Term Incentive Compensation indicated in the line above.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

NOTE: A stock multiplier is the percentage of the Named Officer’s salary midpoint that is awarded in annual equity grants as long term incentives. Stock multipliers are market based and determined with the assistance of the Committee’s outside compensation consultant.

Long-term incentive opportunities are developed for each executive salary grade based on the middle (50th percentile) of the market. While the Committee reviews these long-term incentive opportunities annually, it typically only adjusts the individual opportunities periodically as market median long-term incentive data tends to be volatile, increasing or decreasing for certain positions more frequently than salary or annual incentive data. As a result, each Named Officer’s long-term incentive opportunity has been the same for the last several years even though the market has moved up and down over this time frame.

Stock Option Awards. Stock options are a performance motivator for executives to increase shareholder value. The Committee has chosen to use stock options because of the alignment they provide with our shareholders and because the value realized by the executive is equal to the increase in our stock price in excess of the option’s exercise price. The closing stock price on the date of grant is determined by the later of the date of the Compensation Committee meeting at which the grant was made, or the third business day after the Company’s year-end earnings release. Once vested and when exercised, if the stock price is lower than the exercise price set on the original grant date, the option provides no value to the executive.

The Company computes the fair value of each stock option in accordance with FASB ASC Topic 718, and expenses this amount over the vesting period.

The valuation methodology used to calculate the share grants and to calculate the accounting expense is the same. Each option has vesting provisions that require continued employment of the executive thereby promoting the retention of the executive. Stock options vest 100% three years following grant. The options are exercisable after they vest and until they expire, which is generally on the tenth anniversary following the grant date.

Only non-qualified stock options were granted in 2016. The exercise price is 100% of the fair market value on the grant date. The Company no longer issues incentive stock options as, due to the United States alternative minimum tax rules, the benefit of the tax deduction that the Company receives at the time of exercise typically exceeds the tax benefits to the participant that the incentive stock options would provide.

Performance Stock Units. The Company uses this type of equity grant to incentivize the achievement of one or more specific goals promoting long-term shareholder value. At the date of grant, a target number of shares is established based on the share value at the time of the award and present dollar value of the compensation intended to be delivered. Ultimately the number of shares awarded at the end of the performance period varies based on the achievement of corporate goals.

The target number of shares will vest if the target performance goals are met. If “excellence” goals are met, the number of shares vested will be doubled. If only the minimum “threshold” performance is achieved, one half of the target number of shares will vest. If performance is below “threshold,” the entire award will be forfeited. At performance levels between threshold, target and excellence, awards will be interpolated. There are no shares issued until the performance goals have been met. Therefore, there are no dividend rights or voting rights associated with this form of long-term incentive until the shares are actually issued upon performance goals being met.

For the grants made in 2014 and 2015, the performance metric for grants of performance stock units is Total Shareholder Return (TSR) compared to the peer group. The performance period is three years. At the end of the first year of the performance period, if the TSR is at or above the 50th percentile of the peer group TSR, one fourth of the target number of shares will be issued as time-vesting restricted stock, subject only to forfeiture in the event of termination of employment prior to the end of the three-year performance period. At the end of the second year of the performance period, if the two year cumulative shareholder return is at or above the 50th percentile of the peer group, one half of the target shares less any shares earned at the end of the first year will be issued as time-vesting restricted stock, subject only to forfeiture in the event

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

of termination of employment prior to the end of the three-year performance period. At the end of the third year of the performance period, if the three year cumulative TSR is at the 50th percentile of the peer group, the target number of shares will be earned less any shares earned in the previous two years. If the TSR is at or above the 75th percentile of the peer group at the end of the third year, two times the target number of shares will be earned less any shares earned during the first two years of the performance period. If the TSR is below the 25th percentile of the peer group at the end of the third year, no shares will be earned for that period. Also, if the TSR is at or above the 25th percentile but is a negative number, then the maximum number of shares earned is limited to one half of the target shares. However, time-vesting restricted shares that were issued during the first two years of the performance period will not be forfeited and will become vested at the end of the three years based upon the officer’s continued employment. For performance between the 25th percentile and the 75th percentile interpolation will be used to determine the actual numbers of shares earned. Effective for the grants made in 2015, the Company substituted time-vesting restricted stock units for time-vesting restricted stock for issuance upon meeting performance tests in the first or second year. The 2014 grant had performance above the 50th percentile in year one and thus 25% of the target shares were earned, but the two year cumulative performance was below the 50th percentile and therefore no additional shares were earned in year two. At the end of the three year period the 2014 grant had performance at the 72.3 percentile which results in a total payout of 189.2% of target. The 2015 grant had performance below the 50th percentile in year one and therefore no shares were earned, but the two-year cumulative performance was above the 50th percentile and therefore 50% of the target shares were earned.

Effective with the 2016 annual equity grants, the long-term performance stock unit incentive award was redesigned. Two new internal financial metrics were used to measure performance and the final results will be modified based on TSR as compared to a peer group. The internal financial goals were based on Operating Margin percentage (weighted at 60%) and Revenue Growth (weighted at 40%). The use of the TSR modifier will align the executives’ rewards with changing shareholder value. Operating Margin percentage and Revenue Growth will be adjusted based on pre-determined items. There will be no interim shares earned. The performance for the entire grant will be determined at the end of the performance period on December 31, 2018.

At target performance, 100% of the target number of shares will be awarded. At threshold performance, 50% of the target number of shares will be awarded. At the excellence level of performance, 200% of the target number of shares will be awarded. Results between threshold and target; and between target and excellence will be interpolated. Any amount of shares which are determined to be awarded will be further adjusted by the TSR modifier described below.

If MSA’s percentile ranking for TSR versus our peer group is at the 40th percentile to the 60th percentile, the TSR modifier will be 1.0. The TSR modifier for a ranking greater than the 60th percentile but less than the 75th percentile will be 1.10. The TSR modifier for a ranking at the 75th percentile or above will be 1.20. The TSR modifier for a ranking greater than the 25th percentile but less than the 40th percentile will be 0.90. The TSR modifier for a ranking at the 25th percentile or below will be 0.80.

The shares related to the 2016 annual equity grants will vest on March 8, 2019 and subject to determination by the Compensation Committee of the actual performance achieved.

Time-Vesting Restricted Stock Units. The Committee selected time-vesting restricted stock units in order to create and encourage an ownership culture and to serve as a retention tool. Restricted stock units vest 100% on or about the third anniversary following the date of grant. The value assigned to restricted stock units is the fair market value of the shares of Common Stock to which such restricted stock units relate on the date of grant, and the recipient is charged with income for Federal income tax purposes in the year of vesting at the market value as of the date that the restrictions lapse. The restricted units do not include voting rights or the right to dividends or dividend equivalents during the vesting period.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ADDITIONAL CONSIDERATIONS RELATING TO THE CEO

In 2016, Mr. Lambert’s base pay was adjusted by amounts which conform to the Company’s merit increase guidelines for U.S. payroll. The increase for 2016 in Mr. Lambert’s salary was 2.5%.

CEO Pay For Performance. During 2016, the Committee, with the assistance of its compensation consultant Pay Governance, conducted several analyses to assess the alignment of the CEO’s pay relative to the performance of the Company. Company performance was defined as either our total shareholder return (TSR) or a composite of performance metrics. This composite consists of the average ranking relative to our peers of our TSR, Net Income Growth, RONA and Operating Income Margin. These analyses considered the CEO’s total direct compensation (TDC) which includes: base salary, actual cash bonus earned and value of equity incentives. Equity incentives were considered using two separate methodologies:

1.	Expected value method: this method considered the grant date fair value of equity awards and is the same value as stated in our proxy statement summary compensation table.

2.	Realizable compensation method: this method examines the aggregate value of previously granted equity awards at a point in time, including:
a.	the in-the-money intrinsic value of stock option grants made during the period,
b.	the end of period value of restricted stock grants made during the period, and
c.	for performance awards, the actual payouts for awards beginning and ending during the three-year performance period and the end of period estimated payout for unvested awards granted during the three-year performance period ended December 31, 2015.

During 2016, the Committee reviewed and discussed the results of the following independent analyses and was satisfied that the executive compensation program was aligned with the performance of the Company.

2015 Relative CEO Pay Ranking versus 2015 Relative TSR Ranking

This analysis compares our CEO’s 2015 TDC compensation using his actual annual cash incentive earned in 2015 (and paid in early 2016) and the expected value methodology (described above) for equity awards granted in 2015, all relative to our peer group CEOs’ TDC compensation valued on the same basis. Our TSR performance for 2015 was also evaluated relative to our peers. The Committee concluded that compensation granted in 2015 to our CEO was reasonably aligned to our 2015 TSR when considered on a relative basis to our peers.

MSA CEO 2015 TDC	MSA 2015 RELATIVE TSR	ALIGNMENT
23rd Percentile	12th Percentile	Reasonable

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2015 CEO Actual Annual Cash Incentive Earned Relative to Peers versus 2015 Composite Performance Relative to Peers

This analysis compares our CEO’s 2015 actual bonus earned (and paid in early 2016) to the composite performance metrics, which are a collection of metrics used in our incentive arrangements. Both the CEO’s bonus information and the composite performance results were compared to the same data of our peers and considered on a percentile rank basis. The Committee concluded that the CEO’s annual incentive payment, when evaluated in terms of absolute dollar value, was reasonably aligned with the relative performance of the Company.

2015 CEO ACTUAL BONUS PAYMENT	BONUS RELATIVE TO PEERS	PERFORMANCE RELATIVE TO PEERS	ALIGNMENT OF BONUS AND PERFORMANCE
Bonus Earned (Dollar Value)	41st Percentile	25th Percentile	Reasonable

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2015 CEO Realizable Compensation Relative to Peers versus 2015 Composite Performance Relative to Peers

This analysis compares our CEO’s realizable compensation (realizable compensation method, described above) over the three-year period 2013 through 2015 relative to the composite performance metrics, which are a collection of metrics used in our incentive arrangements. Both the CEO’s realizable compensation information and the composite performance results were compared to the same data of our peers and considered on a percentile rank basis. The Committee concluded that the CEO’s three-year realizable compensation, when evaluated in terms of absolute dollar value, was reasonably aligned with the relative performance of the Company.

	REALIZABLE COMPENSATION RELATIVE TO PEERS	PERFORMANCE RELATIVE TO PEERS	ALIGNMENT OF REALIZABLE COMPENSATION AND PERFORMANCE
CEO Realizable Compensation (Value)	19th Percentile	32nd Percentile	Reasonable

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO Realizable Compensation as a Percent of Expected Value Relative to Company TSR Performance

This analysis examines the percent difference in compensation granted to our CEO in a particular year expressed on an expected value basis (note 1 below) versus the same compensation expressed on a realizable value basis (note 2 below) at the end of 2016. This percent difference is compared to the change in actual Company TSR for the same time periods to understand if the difference in expected value pay and realizable pay is directionally similar to our TSR performance. For example, if our stock price falls over a period of time we would expect our CEO’s realizable compensation to be less than the expected value at the time the compensation was granted. In evaluating this analysis, the Committee was satisfied that the CEO’s realizable compensation was directionally similar to changes in our TSR.

Year	MSA CEO Target TDC at Grant (1)	MSA CEO Realizable Value (2)	Measurement Period	Change in Pay Value (3)	Change in MSA TSR (4)	Alignment
2014	$3,318,528	$4,066,131	2014 - 2016	23%	46%	Reasonable
2015	$3,276,665	$4,038,440	2015 - 2016	23%	38%	Reasonable
2016	$3,507,177	$5,315,972	2016	52%	64%	Reasonable
Total	$10,102,370	$13,420,543	2014 - 2016	33%	46%	Reasonable
(1)	Target TDC at Grant includes for each particular year the CEO’s base salary, target bonus and the grant date fair value of equity awards granted.
(2)	Realizable value includes for each particular year the CEO’s base salary, actual bonus earned and the realizable value of equity awards granted during that particular year using our December 31, 2016 closing stock price. See page 32 for a more detailed description of realizable value for long-term incentive awards.
(3)	Change in Pay Value is the change in the CEO’s compensation from the time it was granted to December 31, 2016 considering the impact of actual performance relative to performance goals and changes in Company stock price.
(4)	MSA TSR is calculated on a point-to-point basis using the final trading day of each year.

OTHER COMPENSATION AND RETIREMENT POLICIES

In addition to the other components of our executive compensation program, we maintain the compensation policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our officers to engage in risk taking beyond our ability to effectively identify and manage.

Post Employment Retirement Benefits. Retirement related compensation is designed to provide financial security following retirement from the Company and to reward for loyalty and tenure. Retirement benefits fall into three major elements which include pension, 401(k) and non-qualified retirement plans. All of these programs exist to help attract, retain, and motivate key executives. The programs listed below are designed to be competitive and are compared periodically to representative peer companies. Retirement-related compensation programs do not have a direct linkage to performance but rather a link to a long term commitment to MSA, as do all other welfare benefits.

•

Pension – offered as part of a retirement package that helps the Company recruit employees and provides security and peace of mind for future retirement, enabling executives and other employees to exit the workforce at retirement age. Pension amounts are based on final average pay, years of service, age, and a pre-determined plan formula.

•

401(k) – offered as part of our benefits package to encourage employees to save for their own retirement and future financial security. MSA matches 100% of the first 1% of employee contributions and 50% of the next 6% for a total match of 4% on 7% of compensation. Plan design and provisions are reviewed periodically to determine if the total retirement package is competitive.

•

Non-qualified retirement plans – provide additional retirement benefits for executives whose accumulations and contributions in the qualified plans are limited by the Internal Revenue Code. MSA maintains three such plans. The MSA 2005 Supplemental Retirement Savings Plan provides benefits beyond the limitations imposed on 401(k) plans. The MSA Supplemental Pension Plan provides benefits beyond the limitations imposed on defined benefit pension plans. The Company ceased providing benefits under the Supplemental Pension Plan for any employees who are newly hired or

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

promoted into the eligible class of Key Executives after December 31, 2012. The MSA Supplemental Executive Retirement Plan provides additional retirement benefits only for officers who retire from the Company at age 55 or later. The Company ceased providing benefits under the MSA Supplemental Executive Retirement Plan to any new executives who joined the Company after January 1, 2008.

Stock Ownership Guidelines and Retention Policy. The Committee has adopted stock ownership guidelines and a retention policy for all Company officers as well as other key executives. The Company believes that significant ownership levels provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. All officers are expected to hold a number of shares equal in value to their salary grade midpoint multiplied by a stock multiplier ranging from 2.25 up to 5.5 for the CEO. All officers have a five-year period from the time they become an officer to accumulate the specified shares. That specified ownership amount is expected to be retained thereafter as long as an executive remains an active employee.

The Company has a stock retention policy in addition to the stock ownership guidelines. Prior to achieving the stock ownership guidelines mentioned above, the executive must retain 100% of all equity awards through the Company’s compensation program (net of exercise costs and taxes). Once the ownership threshold requirement is met, each executive is required to retain at least 20% of the dollar value of additional shares (net of exercise costs and taxes) realized through the exercise of stock options, the vesting of restricted stock or restricted stock units, and the vesting of performance-based stock units until age 62. Upon attaining age 62, the executive may begin divesting the additional retention shares, but must continue to abide by the basic stock ownership guidelines. The fifth column in the table below sets forth the accumulated retention requirements for each Named Officer based upon past option exercises and share and unit vestings.

The Named Officers all exceeded their stock ownership guidelines requirements and total ownership requirements as of December 31, 2016.

The stock ownership and retention requirements for each Named Officer are as follows:

STOCK OWNERSHIP AND RETENTION REQUIREMENTS

Name	Title	Salary Midpoint as of 12/31/2016		2016 Stock Multiplier		Basic Ownership Requirement	Accumulated Retention Requirement	Total Ownership Requirement
William M. Lambert	Chairman, President and Chief Executive Officer	$798,000	x	5.50	=	$4,389,000	$1,336,423	$5,725,423
Kenneth D. Krause[1]	Vice President, Chief Financial Officer and Treasurer	$372,450	x	2.25	=	$838,013	$—	$838,013
Nishan J. Vartanian	Senior Vice President, & President, MSA Americas	$372,450	x	3.50	=	$1,303,575	$39,192	$1,342,767
Ronald N. Herring, Jr.	Senior Vice President, & President, MSA International	$372,450	x	3.50	=	$1,303,575	$294,125	$1,597,700
Douglas K. McClaine	Senior Vice President, Secretary and Chief Legal Officer	$372,450	x	3.50	=	$1,303,575	$191,137	$1,494,712
(1)	Mr. Krause is subject to the accumulated retention requirement, however as of December 31, 2016 he has not yet incurred a transaction that would establish or otherwise increase that amount.

The following forms of share ownership apply toward the stock ownership requirements: shares purchased; vested and unvested restricted stock; vested and unvested restricted stock units; shares retained following the exercise of stock options; and other shares acquired through any other lawful means. Performance based restricted stock or stock units that have not yet met the performance tests are not applied toward the stock ownership requirements. The Company currently does not have a formal penalty should an executive fail to meet the expected ownership level in the allotted timeframe, but all

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

executives understand these requirements, and the Committee may use its discretion to reduce or eliminate future long-term incentive grants, or take such other actions as it deems appropriate if ownership guidelines continued to not be met. These ownership guidelines help drive a culture of ownership and accountability among the executive team.

Hedging and Pledging. The Company maintains an insider trading policy that restricts officers and directors in the trading of their Company stock. That policy specifically prohibits officers and directors from hedging or pledging their Company stock.

Recoupment Policy. The Company has a recoupment policy applicable to officers and other Company employees. In the event of a restatement of MSA’s financial results or a determination of other misconduct that causes financial harm to the Company, the Board will review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events. As part of that review, consideration would also be given to any appropriate action regarding compensation that may have been awarded to such persons. In particular, it would be appropriate to consider whether any compensation was awarded on the basis of having achieved specified performance targets, whether a person engaged in misconduct that contributed to the restatement and whether such compensation would have been reduced had the financial results been properly reported. Depending on the outcome of that review, appropriate action could include reducing compensation in the year the restatement was made, seeking repayment of any incentives received for the period restated or any gains realized as a result of exercising an option awarded for the period restated, or canceling any unvested equity compensation awarded for the period restated.

Perquisites. The Company provides executives with a limited number of perquisites in order to strengthen business relationships and maximize the use of our executives’ time. Our perquisites have been benchmarked to the market and are considered ordinary, customary, and minimal for each executive’s position. The following are available to the Named Officers:

•

Automobile – each Named Officer is provided a Company leased vehicle to facilitate travel among MSA’s various locations and for other business travel. Personal use of this automobile is calculated and imputed as income for each executive.

•

Club memberships – a country club membership is provided to our CEO to facilitate customer contact and a business club is provided to our CEO to afford a downtown Pittsburgh location for business meetings.

•

Financial planning and tax return assistance – provides advice and guidance to executives on investment and income tax issues in order to maximize the use and understanding of our executive compensation program and minimize time otherwise required for taxation issues.

•	The Company does not own or lease an aircraft, nor does the Company have fractional ownership in any aircraft, nor does it pay for executives’ personal travel.

Severance Policy. The Company has a severance pay policy that applies to the Named Officers as well as all other eligible salaried employees. The policy applies to a permanent termination of the employment relationship when initiated by the Company and when other conditions are satisfied. A schedule of benefits determines the separation benefit ranging from four weeks to a maximum of fifty-two weeks of severance pay based on final salary.

Change in Control. The Company has entered into change in control employment agreements with each of the Named Officers. These agreements provide Named Officers up to three years income and benefits following a change in control of the Company. These agreements are intended to retain executives, provide continuity of management in the event of an actual or threatened change in control and enable executives to remain financially indifferent when evaluating opportunities that may be beneficial to shareholders yet could negatively impact the continued employment of the executive. Cash severance payments are payable and accelerated vesting of unvested equity awards occurs only in the event of both a change in control and termination of employment other than for cause, death or disability (commonly known as a “double trigger”). There are no tax gross-up provisions in the change in control agreements.

Stock Option and Other Equity Granting Process. The Company grants stock options and all other equity grants for executives and all other eligible associates at the first regularly scheduled Compensation Committee meeting of each calendar year. The

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Committee makes its grants effective on the later of the date of the Compensation Committee meeting at which the grant was made or the third business day after the Company’s year-end earnings release. The 2016 annual grants were made under the 2008 Management Equity Incentive Plan. The 2017 grants will be made under the Amended and Restated 2016 Management Equity Incentive Plan, which was approved by shareholders in May 2016. The stock option exercise price will be set as the closing price on the grant date, as permitted by generally accepted accounting principles. Option dating practices are consistent, regular and unbiased. The Company does not “backdate” options or grants of any kind.

Adjustments or Recovery of Prior Compensation. The Company does not have employment agreements with any Named Officer. As described above under “Recoupment Policy,” the Company maintains a recoupment policy to facilitate the recovery or adjustment of amounts previously awarded or paid to a Named Officer, in the event of a restatement of MSA’s financial results or a determination of other misconduct that causes financial harm to the Company. Additionally, the Sarbanes-Oxley Act of 2002 provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements as a result of misconduct, the Chief Executive Officer and the Chief Financial Officer must reimburse the Company for any bonus, incentive or equity-based compensation received, and any profits realized from the sale of Company securities, during the twelve months following the issuance or filing of the noncompliant results.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based upon its review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Robert A. Bruggeworth, Chair

Diane M. Pearse

Rebecca B. Roberts

Thomas H. Witmer

Summary Compensation Table

The following table shows the compensation for 2016, 2015 and 2014 of the Company’s principal executive officer, the Company’s three principal financial officers during the year, and the other three executive officers of the Company with the highest total compensation for 2016 (the “Named Officers”):

Name and Principal Position	Year	Salary	Stock Awards (1)	Stock option awards (2)	Non-equity incentive plan compensation (3)	Change in pension value (4)	All other compensation (5)	Total
William M. Lambert	2016	$809,692	$941,887	$957,598	$980,393	$951,324	$94,593	$4,735,487
Chairman President and Chief	2015	$787,269	$776,691	$934,205	$682,978	$557,403	$92,604	$3,831,150
Executive Officer	2014	$761,192	$1,070,626	$803,160	$716,087	$1,972,439	$113,515	$5,437,019
Kenneth D. Krause (6)	2016	$308,395	$996,295	$124,148	$327,166	$47,331	$30,821	$1,834,156
Vice President, Chief Financial Officer	2015	$233,726	$153,067	$26,337	$73,581	$19,880	$10,600	$517,191
and Treasurer
Nishan J. Vartanian (6)	2016	$384,642	$221,035	$148,977	$279,072	$337,185	$32,301	$1,403,211
Senior Vice President, President	2015	$362,668	$151,043	$181,667	$196,127	$222,157	$37,041	$1,150,703
MSA Americas
Ronald N. Herring, Jr.	2016	$381,199	$183,177	$186,222	$300,736	$259,226	$88,529	$1,399,088
Senior Vice President, President	2015	$363,165	$143,481	$172,586	$169,735	$220,175	$512,685	$1,581,827
MSA International	2014	$342,586	$216,879	$134,680	$220,805	$662,238	$937,155	$2,514,343
Douglas K. McClaine	2016	$363,102	$164,838	$167,600	$240,237	$256,058	$36,557	$1,228,391
Senior Vice President, Secretary and	2015	$351,088	$135,959	$163,505	$157,785	$186,538	$42,098	$1,036,973
Chief Legal Officer	2014	$339,346	$191,348	$143,551	$183,811	$631,978	$41,280	$1,531,314
(1)	Represents the aggregate grant date fair value of the restricted stock awards, restricted stock unit awards, and performance stock unit awards computed in accordance with FASB ASC Topic 718. For the performance stock unit awards, the amounts disclosed in the table are based upon the target amount of shares granted. If maximum share payouts were achieved for such units, the aggregate grant date fair value for such units would be twice the amount disclosed in each year in the table related to such performance stock units. In the event of such maximum payouts the totals in the stock awards column would be: (i) for 2016, $1,883,773 for Mr. Lambert, $368,392 for Mr. Krause, $367,577 for Mr. Vartanian, $366,355 for Mr. Herring, and $329,676 for Mr. McClaine; (ii) for 2015, $1,553,382 for Mr. Lambert, $174,945 for Mr. Krause, $302,086 for Mr. Vartanian, $286,962 for Mr. Herring, and $271,918 for Mr. McClaine; (iii) for 2014, $1,962,818 for Mr. Lambert, $366,458 for Mr. Herring, and $350,803 for Mr. McClaine.
(2)	Represents the aggregate grant date fair value of the stock option awards, computed in accordance with FASB ASC Topic 718.
(3)	Represents the aggregate amount of incentive awards earned by the Named Officer under the Non-CEO Executive Incentive Program, the CEO Annual Incentive Award Plan and the Enhanced Bonus. See “Performance-Based Annual Cash Incentive” in the Compensation Discussion and Analysis above.
(4)	Represents the amount of the aggregate increase for 2016 in the actuarial present value of the Named Officer’s accumulated benefits under the defined benefit retirement plans described under “Pension Benefits” below. Pension benefits are not available to the executive in a lump-sum present value form and changes in the interest rate or the mortality rates used to calculate present values can cause wide fluctuations in the “change in Pension value” even though there has been no change to the way the annuity benefits are calculated.
(5)	The following table describes the 2016 amounts included under “All Other Compensation:”

Name	Perquisites and personal benefits (A)	Company contributions to defined contribution plans	Insurance premiums	Total
William M. Lambert	$33,723	$59,707	$1,163	$94,593
Kenneth D. Krause	$15,541	$15,279	$—	$30,821
Nishan J. Vartanian	$9,070	$23,231	$—	$32,301
Ronald N. Herring, Jr.	$63,683	$22,037	$2,808	$88,529
Douglas K. McClaine	$12,085	$20,836	$3,636	$36,557
(A)	The amounts for Mr. Lambert consist of the cost of personal use of a Company car, tax and investment assistance and a club membership. The amounts for Messrs. Krause, Vartanian, and McClaine consist of the cost of personal use of a Company car and tax and investment assistance. The amount shown for Mr. Herring consists of personal use of a Company car, tax and investment assistance, and a spousal travel allowance of $45,000 related to Mr. Herring’s international assignments.
(6)	Messrs. Krause and Vartanian were not Named Officers in 2014 under the rules of the Securities and Exchange Commission.

Grants of Plan-Based Awards

The following table shows the grants of plan-based awards made to the Named Officers in 2016:

		Estimated possible payouts under non-equity incentive plan awards (1)			Estimated possible payouts under equity incentive plan awards (2)			Stock and stock unit awards (3)		Option awards (4)
Name	Grant date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of shares or units	Grant date fair value	Number of shares	Exercise price ($/share)	Grant date fair value
William M. Lambert	03/01/2016	$399,000	$798,000	$1,596,000	$470,944	$941,887	$1,883,774	—	$—	81,916	$44.50	$957,598
Kenneth D. Krause	03/01/2016	$121,046	$242,093	$484,185	$61,059	$122,118	$244,236	2,790	$124,155	10,620	$44.50	$124,148
Kenneth D. Krause (5)	12/14/2016	—	—	—	—	—	—	11,095	$750,022	—	—	—
Nishan J. Vartanian	03/01/2016	$111,735	$223,470	$446,940	$73,271	$146,542	$293,084	1,674	$74,493	12,744	$44.50	$148,977
Ronald N. Herring, Jr.	03/01/2016	$111,735	$223,470	$446,940	$91,589	$183,177	$366,354	—	$—	15,930	$44.50	$186,222
Douglas K. McClaine	03/01/2016	$93,113	$186,225	$372,450	$82,419	$164,838	$329,676	—	$—	14,337	$44.50	$167,600
(1)	Represents the amounts which could have been earned by the Named Officer through 2016 performance at the threshold, target and maximum levels under the annual incentive plans described under “Performance-Based Annual Cash Incentive” in the Compensation Discussion and Analysis above. The actual amounts earned are shown in the “Non-equity incentive plan compensation” column in the Summary Compensation Table above.
(2)	Represents the amount that could be earned by the Named Officer at the threshold, target and maximum levels of shares to be issued with respect to the performance stock units granted to the Named Officer under the Company’s 2008 Management Equity Incentive Plan. The performance period runs through December 31, 2018. The amounts shown are based upon the grant date fair value of the applicable number of shares of the Company’s Common Stock.
(3)	Represents time-vesting restricted stock unit awards granted to each Named Officer in 2016 under the Company’s 2008 Management Equity Incentive Plan. To earn the award, the officer must remain employed by the Company or a subsidiary through a date which is approximately the third anniversary of the grant date. Restricted stock units will also vest earlier upon a change in control or if the grantee’s employment terminates due to death, disability or retirement under a Company retirement plan. Messrs. Lambert, Herring, Vartanian and McClaine are eligible to retire under the Company’s pension plan.
(4)	Represents stock options granted to each Named Officer in 2016 under the Company’s 2008 Management Equity Incentive Plan. All of the options granted are non-qualified stock options. The options become exercisable on the third anniversary of the grant date or upon an earlier change in control. The exercise price of each option is the market closing price of the Common Stock on the grant date, and the options expire on the tenth anniversary of the grant date. Options are exercisable for up to five years (but not after the expiration date) following termination of employment due to death, disability or retirement. In the event of involuntary termination within two years after a change in control or in the event of termination with the consent of the Company, any vested options can be exercised within one year after the termination of employment (but not after the expiration date). In the event of resignation without the consent of the Company, any vested options can be exercised within 30 days after the termination of employment (but not after the expiration date). In the event of termination for cause, any outstanding option shall terminate as of the date of the termination of employment.
(5)	Represents restricted stock unit awards granted to Mr. Krause under the Company’s Amended and Restated 2016 Management Equity Incentive Plan. To earn the award, the officer must remain employed by the Company or a subsidiary through a date which is approximately the third anniversary of the grant date. Restricted stock units will also vest earlier upon a change in control or if the grantee’s employment terminates due to death, disability or retirement under a Company retirement plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the outstanding equity awards held by the Named Officers at December 31, 2016:

	Option Awards							Stock Awards		Performance Stock Unit Awards
Name	Number exercisable	Number un-exercisable	Date exercisable	Option exercise price	Expiration date	Number of shares or stock units that have not vested		Vesting date	Market value of shares or stock units that have not vested(1)	Number of unearned stock units that have not vested	Vesting Date(2)	Market value of unearned stock units that have not vested(1)
William M . Lambert	58,115	—	2/26/2011	$45.24	2/26/2018	3,452		3/8/2017	$239,327	11,654	3/8/2017	$807,972
	101,418	—	2/23/2012	$17.83	2/23/2019	3,884	(3)	3/8/2017	$269,278	19,206	3/8/2018	$1,331,552
	87,129	—	2/23/2013	$24.63	2/23/2020	—		—	—	21,519	3/8/2019	$1,491,912
	55,143	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	54,099	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	55,964	—	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	46,533	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	59,770	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
	—	81,916	3/1/2019	$44.50	3/1/2026	—		—	—	—	—	—
Kenneth D. Krause	1,378	—	2/17/2015	$36.69	2/17/2022	696		3/8/2017	$48,254	372	3/8/2017	$25,791
	1,056	—	2/20/2016	$48.95	2/20/2023	124	(3)	3/8/2017	$8,597	541	3/8/2018	$37,508
	—	1,488	2/26/2017	$51.69	2/26/2024	641		3/8/2018	$44,441	2,790	3/8/2019	$193,431
	—	1,685	2/25/2018	$48.64	2/25/2025	2,199		8/31/2018	$152,457	—	—	—
	—	10,620	3/1/2019	$44.50	3/1/2026	2,790		3/8/2019	$193,431	—	—	—
	—	—	—	—	—	11,095		12/14/2019	$769,216	—	—	—
Nishan J. Vartanian	710	—	2/26/2011	$45.24	2/26/2018	2,057		3/8/2017	$142,612	1,543	3/8/2017	$106,976
	9,433	—	2/23/2012	$17.83	2/23/2019	514	(3)	3/8/2017	$35,636	3,735	3/8/2018	$258,948
	7,191	—	2/23/2013	$24.63	2/23/2020	1,674		3/8/2019	$116,058	3,348	3/8/2019	$232,117
	3,516	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	4,035	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	3,402	—	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	6,160	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	11,623	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
	—	12,744	3/1/2019	$44.50	3/1/2026	—		—	—	—	—	—
Ronald N. Herring, Jr.	11,363	—	2/26/2011	$45.24	2/26/2018	1,302		3/8/2017	$90,268	1,954	3/8/2017	$135,471
	20,927	—	2/23/2012	$17.83	2/23/2019	651	(3)	3/8/2017	$45,134	3,548	3/8/2018	$245,983
	15,954	—	2/23/2013	$24.63	2/23/2020	—		—	—	4,185	3/8/2019	$290,146
	7,800	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	10,205	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	9,385	—	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	7,803	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	11,042	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
	—	15,930	3/1/2019	$44.50	3/1/2026	—		—	—	—	—	—
Douglas K. McClaine	11,156	—	2/26/2011	$45.24	2/26/2018	617		3/8/2017	$42,777	2,083	3/8/2017	$144,414
	20,545	—	2/23/2012	$17.83	2/23/2019	694	(3)	3/8/2017	$48,115	3,362	3/8/2018	$233,087
	15,661	—	2/23/2013	$24.63	2/23/2020	—		—	—	3,766	3/8/2019	$261,097
	8,168	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	9,668	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	10,002	—	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	8,317	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	10,461	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
	—	14,337	3/1/2019	$44.50	3/1/2026	—		—	—	—	—	—

(1)	Based on the $69.33 closing price for the Company’s Common Stock on December 31, 2016.
(2)	The final vesting date of these performance stock units will be March 8 of the third year after the units were awarded, assuming that the Compensation Committee determines whether, and to what extent, the performance requirements related to the awards have been met, subject to the earlier vesting of the performance conditions of a percentage of the awards if applicable annual performance tests are met, in which case the final (time-based) vesting date for such percentage of awards will be March 8 of the third year after the units were awarded, if the employee remains employed by the Company at that date.
(3)	These share amounts were originally performance stock units, for which the performance conditions have been met, and which have thus been converted to time-vesting restricted stock.

Option Exercises and Stock Vested

The following table shows the stock options exercised by the Named Officers and the restricted stock awards vested for the Named Officers during 2016:

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)	Number of shares acquired on vesting	Value realized on vesting(2)
William M. Lambert	22,859	$342,004	14,287	$645,487
Kenneth D. Krause	—	$—	505	$22,816
Nishan J. Vartanian	4,802	$56,642	1,628	$73,553
Ronald N. Herring, Jr.	7,225	$37,277	3,144	$142,046
Douglas K. McClaine	7,225	$115,213	2,553	$115,345
(1)	Represents the difference between the market value on the date of exercise of the shares acquired and the option exercise price.
(2)	Represents the market value of the restricted shares on the vesting date. Includes time-vesting restricted stock awards and the vesting of time-vesting restricted stock derived from performance stock units which had met performance tests.

Pension Benefits

The following table provides information concerning the value of the Named Officers’ accumulated benefits under the Company’s defined benefit retirement plans as of December 31, 2016:

Name	Plan name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
William M. Lambert	MSA Pension Plan	35.3	$1,134,316	—
	MSA Supplemental Pension Plan	35.3	$6,724,501	—
	Supplemental Executive Retirement Plan	35.3	$746,212	—
Kenneth D. Krause	MSA Pension Plan	10.3	$152,056	—
	MSA Supplemental Pension Plan	10.3	$28,294	—
Nishan J. Vartanian	MSA Pension Plan	31.5	$903,149	—
	MSA Supplemental Pension Plan	31.5	$1,080,229	—
Ronald N. Herring, Jr.	MSA Pension Plan	33.4	$919,406	—
	MSA Supplemental Pension Plan	33.4	$1,402,502	—
	Supplemental Executive Retirement Plan	33.4	$447,727	—
Douglas K. McClaine	MSA Pension Plan	32.3	$1,062,444	—
	MSA Supplemental Pension Plan	32.3	$1,311,833	—
	Supplemental Executive Retirement Plan	32.3	$447,727	—

Pension Plan

Introduction. The MSA Pension Plan is a retirement plan that covers most U.S. salaried employees and certain U.S. hourly employees.

To have a non-forfeitable right to a benefit under the Pension Plan, a participant must complete five years of service with the Company or an affiliate, or attain age 65 while employed by the Company or an affiliate. The Pension Plan’s normal retirement age is identical to the participant’s “Social Security Retirement Age.” The Social Security Retirement Age is established by Federal law, and varies from age 65 for persons born before 1938 to age 67 for persons born in 1960 or later years.

Benefits at Normal Retirement Age. A participant who retires upon reaching normal retirement age can begin receiving pension payments as of the first day of the following calendar month, which is referred to as the participant’s “normal retirement date.”

The Pension Plan has a minimum benefit formula that applies to only a small number of lower-paid participants. The majority of participants who begin receiving benefits on their normal retirement date are entitled to receive a monthly benefit equal to the sum of the amounts shown in (a), (b) and (c) below:

(a)	0.80%	x	Average Monthly Earnings up to Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus

(b)	1.55%	x	Average Monthly Earnings greater than Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus

(c)	1.00%	x	Average Monthly Earnings	x	Credited Service over 35 Years

For purposes of the normal retirement benefit formula, the following terms have the following meanings:

•

“Average Monthly Earnings” is generally the average of monthly compensation received during the participant’s highest five consecutive calendar years of compensation over the last ten years of employment. Compensation is generally the total cash payments received by a participant for services performed, before any reductions for employee contributions to 401(k) or other employee benefit plans. Compensation does not include any expense reimbursements, income attributable to non-cash benefits, or certain other miscellaneous payments. The compensation that can be taken into account each year is limited by Federal law. The 2016 limit is $265,000, but this number may be adjusted in future years for cost-of-living increases.

•

“Average Social Security Wage Base” is the average of the Social Security taxable wage bases in effect under Federal law during the 35-year period ending in the calendar year in which the participant attains Social Security Retirement Age.

•	“Credited Service” is a participant’s actual period of service with the Company as an employee in a category of employment that is covered by the Pension Plan.

Benefits at Early Retirement Age. The Pension Plan permits early retirement by participants who have (i) reached age 55 with at least 15 years of service, or (ii) reached age 60 with at least 10 years of service. Messrs. Lambert, Vartanian, Herring and McClaine are currently eligible for early retirement. Participants who elect early retirement can choose to begin receiving pension benefits immediately, in which case their monthly benefit amount will be reduced to reflect the early start of payments; or they may choose to delay the start of payments until their normal retirement date, at which time they will receive unreduced benefits determined under the normal retirement benefit formula described above.

If a participant takes early retirement and begins receiving pension payments before his or her normal retirement date, the monthly pension benefit will be determined under the normal retirement formula, but will be reduced by (i) 5/9ths of 1% for each of the first 60 months that benefits begin before the normal retirement date, plus (ii) 5/18ths of 1% for each of the next 60 months that benefits begin before the normal retirement date, plus (iii) .345% for each of the next 12 months that benefits begin before the normal retirement date, plus (iv) .3108% for each of the next 12 months that benefits begin before the normal retirement date. Different reduction factors apply to the minimum benefit formula.

Forms of Payment. In general, Pension Plan benefits are paid as a stream of monthly benefits, referred to as an annuity (the only exception is that benefits with a present value of $5,000 or less are automatically paid in a lump sum following termination of employment). The normal form of payment for a single participant is a “single life annuity” that pays monthly benefits to the participant for his or her life only. The normal form of payment for a married participant is a “qualified joint and survivor annuity” that pays monthly benefits to the participant for life, and, after the participant’s death, pays monthly benefits to the participant’s surviving spouse in an amount equal to 50% of the monthly amount payable during the participant’s lifetime. The Pension Plan also permits a participant to elect from among several optional forms of annuity payment that are of equivalent actuarial value to the normal form of payment.

Even though the Named Officers who participate in the Pension Plan cannot receive a lump sum distribution from the Pension Plan, the pension benefit table is required to show a present value for each individual’s accumulated Pension Plan benefit payable at normal retirement age. That present value was calculated by using an annual interest rate of 4.2% and the RP-2014 white collar mortality table with generational projection using the Buck Modified 2016 projection scale.

Supplemental Pension Plan

Introduction. The MSA Supplemental Pension Plan is a nonqualified retirement plan that provides plan participants with pension benefits that they would have received under the Pension Plan except for certain limitations imposed by Federal law, including the limitation on compensation that can be taken into account. Benefits under the Supplemental Pension Plan become non-forfeitable at the same time as benefits become non-forfeitable under the Pension Plan.

Benefits at Normal Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who begins receiving benefits on his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan on the normal retirement date if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefit payments, and (ii) the amount that is actually payable to the participant under the Pension Plan.

Benefits at Early Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who is eligible for early retirement under the Pension Plan and who begins receiving benefits under the Pension Plan before his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefits, and (ii) the amount that is actually payable to the participant under the Pension Plan. Messrs. Lambert, Vartanian, Herring and McClaine are currently eligible for early retirement.

Forms of Payment. Benefits payable under the Supplemental Pension Plan are generally payable in the same form that the participant’s benefits are payable under the Pension Plan. However, in the event of a vested participant’s termination within a two-year period after a corporate change in control (as defined in the Supplemental Pension Plan), the participant will receive a lump sum payment that is actuarially equivalent to the participant’s Supplemental Pension Plan benefit.

Even though the Named Officers who participate in the Supplemental Pension Plan are not eligible to receive a lump sum unless a change in control occurs, the pension benefit table is required to show a lump sum value at December 31, 2016 for each individual’s accumulated Supplemental Pension Plan benefit. That lump sum figure is calculated based on the required mortality table and the PPA three tiered interest rates: 1.76% for years 1-5, 4.15% for years 6-20, and 5.13% after 20 years. This plan was closed to new entrants after December 31, 2012.

Supplemental Executive Retirement Plan

The MSA Supplemental Executive Retirement Plan provides a defined benefit at retirement. Only certain officers of the Company are eligible for this program. No benefit is payable unless the officer stays with the Company until he or she reaches retirement eligibility, that is, age 55 plus a combination of age and service equal to at least 70. The benefit is payable in equal installments over 15 years. The benefit amount for Mr. Lambert is $1,000,000, and the benefit amount for all other eligible officers is $600,000. In the event of death of the participant after retirement, remaining payments are paid to the spouse or other beneficiary. No new officers have been added to this plan since its inception on January 1, 2008 and the plan was formally closed to new entrants after August 31, 2013.

Nonqualified Deferred Compensation

The following table provides information concerning deferrals by the Named Officers of their earned compensation under the Company’s nonqualified deferred compensation plans:

Name	Executive contributions in 2016(1)	Company contributions in 2016(2)	Aggregate earnings in 2016(3)	Aggregate withdrawals/ distributions	Aggregate balance at 12/31/2016(4)
William M. Lambert	$85,937	$49,107	$148,208	$—	$2,253,101
Kenneth D. Krause	$8,188	$4,679	$3	$—	$12,870
Nishan J. Vartanian	$22,104	$12,631	$11,389	$—	$271,149
Ronald N. Herring, Jr.	$20,015	$11,437	$28,207	$—	$428,049
Douglas K. McClaine	$17,912	$10,236	$23,766	$—	$367,035
(1)	These amounts are reported in the Summary Compensation Table as salary or non-equity incentive plan compensation, as applicable.
(2)	These amounts are reported in the Summary Compensation Table under “Other Compensation.”
(3)	The above table reflects the Company’s Supplemental Retirement Savings Plan. Earnings on deferred compensation under the Supplemental Retirement Savings Plan are not above market or preferential and are therefore not included in the Summary Compensation Table. Participants elect to have their accounts treated as if invested in one or more of a selection of publicly available mutual funds similar to those available under the Company’s Retirement Savings Plan, a qualified 401(k) plan. Accounts are credited with earnings or losses based on the investment results of the funds selected. See Supplemental Retirement Savings Plan discussion immediately below for further information.
(4)	Of the balances shown, the following amounts represent executive and Company contributions which either were reported in the Summary Compensation Table in the year of the contribution or would have been so reported had the individual been a Named Officer for that year: Mr. Lambert, $1,321,088; Mr. Krause, $12,867; Mr. Vartanian, $254,798; Mr. Herring, $302,595; and Mr. McClaine, $257,236. The remainder represents non-preferential market earnings not reportable in the Summary Compensation Table.

Supplemental Retirement Savings Plan

For the Named Officers, the amounts shown in the Nonqualified Deferred Compensation table relate to the MSA Supplemental Retirement Savings Plan (SSP). The SSP permits the Named Officers and other eligible employees to defer compensation in excess of the limits imposed by the Internal Revenue Code on employee contributions to the Company’s Retirement Savings Plan (RSP), a qualified 401(k) Plan. The Company matches 100% of the first 1% of participant deferrals and 50% of up to the next 6% of eligible compensation, whether contributed to the RSP or deferred under the SSP. Participant contributions are vested at all times. Company matching contributions vest upon completion of two years of service, or earlier upon death, attainment of age 65 or a change in control.

Compensation eligible for deferral under the SSP includes salary, annual incentive bonus and any other cash remuneration for services rendered. There are certain limits on the percentage of eligible compensation that a participant may defer. Participants may elect to have their SSP accounts treated as if invested in one or more of a selection of publicly available mutual funds similar to those available under the RSP. Accounts are credited with earnings or losses based on the investment results of the funds selected. Participants may change their investment elections, for either new contributions and/or for existing balances, at any time.

Distribution options under the SSP vary depending upon the year in which compensation was deferred. Distribution of amounts deferred prior to 2003 commences upon termination of employment or an earlier change in control and is paid either in a lump sum or in five annual installments, as elected by the participant. For amounts deferred in 2003 or thereafter, the participant could elect an alternate date for the commencement of distributions, which for subsequent distribution elections in 2005 and thereafter must be at least five years later than the original distribution date. Absent such an election, distributions commence upon the first day of the seventh month following termination of employment. Distributions are made either in a lump sum or in up to 15 annual installments, as elected by the participant. The timing of participant elections, both as to deferrals and as to distributions, is restricted in accordance with Internal Revenue Service requirements.

Potential Payments upon Termination or Change-in-Control

The tables below show the payments and benefits to which each Named Officer would have been entitled if his employment had terminated on December 31, 2016 for the reasons indicated in the tables. In addition to severance amounts payable in certain circumstances under the plan and agreements described following the tables, the amounts shown in the tables include compensation and retirement and other benefits previously earned through service by the Named Officer as described above.

William M. Lambert

The following table shows the payments and benefits to which William M. Lambert would have been entitled if his employment had terminated on December 31, 2016 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$815,000	$—	$—	$4,543,598
Disability income (2)	$—	$—	$—	$—	$2,009,336	$—
Earned award under non-equity incentive plans (3)	$980,393	$—	$980,393	$980,393	$980,393	$980,393
Equity (4):
Restricted stock	$508,605	$—	$508,605	$508,605	$508,605	$508,605
Unexercisable Options	$4,091,458	$—	$4,091,458	$4,091,458	$4,091,458	$4,091,458
Performance Award	$3,631,436	$—	$3,631,436	$3,631,436	$3,631,436	$3,631,436
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$1,134,316	$1,134,316	$1,134,316	$992,550	$1,134,316	$1,134,316
Supplemental Pension Plan	$6,724,501	$6,724,501	$6,724,501	$5,884,073	$6,724,501	$5,889,947
Supplemental Executive Retirement Plan	$746,212	$746,212	$746,212	$746,212	$746,212	$1,000,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,116,944	$1,116,944	$1,116,944	$1,116,944	$1,116,944	$1,116,944
Supplemental Savings Plan	$2,253,101	$2,253,101	$2,253,101	$2,253,101	$2,253,101	$2,253,101
Retiree medical (7)	$95,082	$95,082	$95,082	$—	$—	$95,082
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$61,982	$95,082	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$1,750,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$21,292,048	$12,080,156	$22,113,148	$22,016,754	$23,301,384	$25,260,980
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2016. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2016, Mr. Lambert was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2016 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the death benefit after retirement under the Company’s group term life insurance policy, which is payable by the insurer.

Kenneth D. Krause

The following table shows the payments and benefits to which Kenneth D. Krause would have been entitled if his employment had terminated on December 31, 2016 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$125,039	$—	$—	$921,606
Disability income (2)	$—	$—	$—	$—	$2,233,695	$—
Earned award under non-equity incentive plans (3)	$327,166	$—	$327,166	$327,166	$327,166	$327,166
Equity (4):
Restricted stock	$1,216,396	$—	$1,216,396	$1,216,396	$1,216,396	$1,216,396
Unexercisable Options	$324,806	$—	$324,806	$324,806	$324,806	$324,806
Performance Award	$256,730	$—	$256,730	$256,730	$256,730	$256,730
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$152,056	$152,056	$152,056	$67,395	$152,056	$152,056
Supplemental Pension Plan	$28,294	$28,294	$28,294	$12,541	$28,294	$20,269
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$—	$—
Defined contribution plans (6)
401(k) Retirement Savings Plan	$349,385	$349,385	$349,385	$349,385	$349,385	$349,385
Supplemental Savings Plan	$12,870	$12,870	$12,870	$12,870	$12,870	$12,870
Retiree medical (7)	$—	$—	$—	$—	$—	$—
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$156,589	$386,695	$30,195
Insurance benefits (9)	$—	$—	$—	$1,000,000	$—	$—
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$2,667,704	$542,606	$2,798,843	$3,723,879	$5,288,094	$3,617,580
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2016. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2016 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 24 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer.

Nishan J. Vartanian

The following table shows the payments and benefits to which Nishan J. Vartanian would have been entitled if his employment had terminated on December 31, 2016 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$388,125	$—	$—	$1,171,525
Disability income (2)	$—	$—	$—	$—	$1,549,641	$—
Earned award under non-equity incentive plans (3)	$279,072	$—	$279,072	$279,072	$279,072	$279,072
Equity (4):
Restricted stock	$294,306	$—	$294,306	$294,306	$294,306	$294,306
Unexercisable Options	$665,576	$—	$665,576	$665,576	$665,576	$665,576
Performance Award	$598,041	$—	$598,041	$598,041	$598,041	$598,041
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$903,149	$903,149	$903,149	$882,746	$903,149	$903,149
Supplemental Pension Plan	$1,080,229	$1,080,229	$1,080,229	$1,055,826	$1,080,229	$948,298
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$—	$—
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,195,967	$1,195,967	$1,195,967	$1,195,967	$1,195,967	$1,195,967
Supplemental Savings Plan	$271,149	$271,149	$271,149	$271,149	$271,149	$271,149
Retiree medical (7)	$129,854	$129,854	$129,854	$—	$—	$129,854
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$84,565	$134,931	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$1,000,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$5,427,343	$3,590,348	$5,821,568	$6,327,248	$6,982,061	$6,473,037
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2016. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2016, Mr. Vartanian was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2016 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 24 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer.

Ronald N. Herring, Jr.

The following table shows the payments and benefits to which Ronald N. Herring, Jr. would have been entitled if his employment had terminated on December 31, 2016 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$383,438	$—	$—	$1,736,124
Disability income (2)	$—	$—	$—	$—	$1,642,324	$—
Earned award under non-equity incentive plans (3)	$300,736	$—	$300,736	$300,736	$300,736	$300,736
Equity (4):
Restricted stock	$135,402	$—	$135,402	$135,402	$135,402	$135,402
Unexercisable Options	$761,646	$—	$761,646	$761,646	$761,646	$761,646
Performance Award	$671,600	$—	$671,600	$671,600	$671,600	$671,600
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$919,406	$919,406	$919,406	$931,712	$919,406	$919,406
Supplemental Pension Plan	$1,402,502	$1,402,502	$1,402,502	$1,421,275	$1,402,502	$1,232,325
Supplemental Executive Retirement Plan	$447,727	$447,727	$447,727	$447,727	$447,727	$600,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,132,011	$1,132,011	$1,132,011	$1,132,011	$1,132,011	$1,132,011
Supplemental Savings Plan	$428,049	$428,049	$428,049	$428,049	$428,049	$428,049
Retiree medical (7)	$124,512	$124,512	$124,512	$—	$—	$124,512
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$72,460	$100,408	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$600,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$6,333,591	$4,464,207	$6,723,129	$6,902,618	$7,951,811	$8,057,911
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2016. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2016, Mr. Herring was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2016 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the death benefit after retirement under the Company’s group term life insurance policy, which is payable by the insurer.

Douglas K. McClaine

The following table shows the payments and benefits to which Douglas K. McClaine would have been entitled if his employment had terminated on December 31, 2016 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$366,390	$—	$—	$1,611,564
Disability income (2)	$—	$—	$—	$—	$1,131,225	$—
Earned award under non-equity incentive plans (3)	$240,237	$—	$240,237	$240,237	$240,237	$240,237
Equity (4):
Restricted stock	$90,892	$—	$90,892	$90,892	$90,892	$90,892
Unexercisable Options	$719,138	$—	$719,138	$719,138	$719,138	$719,138
Performance Award	$638,598	$—	$638,598	$638,598	$638,598	$638,598
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$1,062,444	$1,062,444	$1,062,444	$971,562	$1,062,444	$1,062,444
Supplemental Pension Plan	$1,311,833	$1,311,833	$1,311,833	$1,199,619	$1,311,833	$1,152,085
Supplemental Executive Retirement Plan	$447,727	$447,727	$447,727	$447,727	$447,727	$600,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,481,420	$1,481,420	$1,481,420	$1,481,420	$1,481,420	$1,481,420
Supplemental Savings Plan	$367,035	$367,035	$367,035	$367,035	$367,035	$367,035
Retiree medical (7)	$134,198	$134,198	$134,198	$—	$—	$134,198
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$102,615	$134,198	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$475,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$6,503,521	$4,814,656	$6,876,011	$6,733,842	$7,634,746	$8,113,710
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2016. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2016, Mr. McClaine was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2016 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the death benefit after retirement under the Company’s group term life insurance policy, which is payable by the insurer.

Salaried Severance Pay Plan

The Company has a severance plan which is available generally to United States salaried exempt employees and which does not discriminate in scope, terms or operation in favor of executive officers. Under this plan, an employee whose employment is involuntarily terminated without cause is entitled to a lump sum separation payment in an amount ranging from four weeks’ base salary for an employee with less than one year of continuous service to 52 weeks’ base salary for employees with 21 or more years of continuous service. The cash severance amount shown under “termination without cause” in the tables above is the amount to which the Named Officer would have been entitled under this plan had his employment been terminated without cause on December 31, 2016. A Named Officer would not receive payments under this plan if the termination qualified for severance benefits under the change in control severance agreements described below.

Change in Control Severance Agreements

The Company has entered into agreements with each of the Named Officers the stated purpose of which is to encourage the officers’ continued attention and dedication to their duties without distraction in the event of an actual or potential change in control of the Company. In the agreements, the officers agree that if a potential change in control, as defined in the agreements, occurs, the officers will remain in the employment of the Company for at least six months or until an actual change in control occurs, unless employment is sooner terminated by the executive for good reason, as defined in the agreement, or due to death, disability or retirement or by the Company. In return, the agreements provide that if within two years after a change in control, as defined in the agreement, the officer’s employment is terminated by the Company without cause, as defined in the agreement, or the officer terminates his employment for good reason, as defined in the agreement, the officer will be entitled to receive:

•	a lump sum payment equal to up to three times the sum of (i) the officer’s annual salary, plus (ii) the average annual bonus paid to the officer for the preceding two years;

•	continuation for up to 36 months of medical, dental, accident and life insurance benefits; and

•

36 months additional service credit under the Company’s Supplemental Executive Retirement Plan and post-retirement health care programs, for Named Officers who became officers prior to January 1, 2009.

The benefit periods described in the first two bullet points above were shortened to 24 months for officers first entering into change in control severance agreements on or after January 1, 2011.

Unlike many companies, the Company does not “gross-up” the benefits payable to officers for excise taxes. Instead, the benefits payable under the agreements are limited to the amount that can be paid without triggering any excise tax or rendering any amounts non-deductible under the Internal Revenue Code. The limitation would not apply if the reduced benefit is less than the unreduced benefit after payment of any excise tax.

The “change in control termination” column in the tables above shows the amounts of the payments and benefits each Named Officer would have received if a qualifying termination of employment following a change in control had occurred as of December 31, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities relating to, among other things, the quality and integrity of the Company’s financial reports and quarterly and annual financial statements. The Committee operates pursuant to a written charter which was approved by the Board and is available in the Corporate Governance section of the Company’s website at www.MSAsafety.com. The Committee is comprised of four directors, each of whom is independent in accordance with the listing standards of the New York Stock Exchange and Securities and Exchange Commission Rule 10A-3. The Board has determined that director Garcia-Tunon, the chair of the Committee, and director Pearse, a member of the Committee, are each an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

The Committee is responsible for the appointment, compensation, and oversight of the Company’s external auditors, which for 2016 was Ernst & Young LLP (“EY”), an independent registered public accounting firm, as well for as the selection of the lead audit partner. The independent registered public accounting firm is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion based on the audit as to whether the Company’s audited financial statements fairly present the Company’s consolidated financial position, results of operation and cash flows in conformity with generally accepted accounting principles. The Committee received regular status update reports from EY on the overall scope and plan of its audit and discussed the key risk factors identified. The Committee performed an evaluation of EY performance and independence. Based on this assessment, and other factors, the Committee determined that its choice of external auditor is in the best interests of the Company and its shareholders.

The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and the adequacy of its internal controls. The Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2016 and has discussed the financial statements with management and with EY. The Audit Committee has received from EY written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with EY. The Audit Committee has also received from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence. In performance of its oversight function, the Audit Committee also monitored Company management’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 by discussing with management and EY (i) management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 (“Management’s Assessment”); and (ii) EY’s opinion of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee as referred to in this report and described in the Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The foregoing report was submitted by the Audit Committee of the Board of Directors.

Alvaro Garcia-Tunon, Chair

Robert A. Bruggeworth

Diane M. Pearse

Thomas H. Witmer

STOCK OWNERSHIP

Under regulations of the Securities and Exchange Commission, a person is considered the “beneficial owner” of a security if the person has or shares with others the power to vote the security (voting power) or the power to dispose of the security (investment power). In the tables which follow, “beneficial ownership” of the Company’s stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a “beneficial owner” has an economic interest in the shares indicated as “beneficially owned.”

Beneficial Ownership of Management and Directors

The following table sets forth information regarding the amount and nature of beneficial ownership of the Company’s Common Stock and 4 1/2% Cumulative Preferred Stock as of February 15, 2017 by each director and Named Officer and by all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the person named or a member of the group has sole voting and investment power with respect to the shares listed.

	Common Stock						4 1/2% Cumulative Preferred Stock
	Amount and Nature of Beneficial Ownership				Total Common Stock	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class
	Non-Trust Shares (1)		Trust Shares (2)
John T. Ryan III	1,048,813	(3)	1,475,715	(4)	2,524,528	6.68%	187	1.02%
Robert A. Bruggeworth	37,922	(3)	—		37,922	—	—	—
Alvaro Garcia-Tunon	9,812		—		9,812	—	—	—
Diane M. Pearse	41,857		—		41,857	—	—	—
Rebecca B. Roberts	6,775		—		6,775	—	—	—
L. Edward Shaw, Jr.	514,010	(3)	—		514,010	1.36%	—	—
Thomas H. Witmer	35,854	(3)	10,053		45,907	—	—	—
Ronald N. Herring, Jr.	121,199	(3)	—		121,199	—	—	—
Kenneth D. Krause	9,150	(3)	—		9,150	—	—	—
William M. Lambert	663,101	(3)	—		663,101	1.73%	—	—
Douglas K. McClaine	116,687		—		116,687	—	—	—
Nishan J. Vartanian	56,124	(3)	—		56,124	—	—	—
All executive officers and directors as a group (19 persons)	2,952,810	(3)	1,485,768	(4)	4,438,578	11.47%	187	1.02%
(1)	The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the exercise of stock options held under the Management Equity Plans or the Director Equity Plans: Mr. Ryan, 17,304 shares; Mr. Bruggeworth, 20,926 shares; Ms. Pearse, 20,926 shares; Mr. Shaw, 20,926 shares; Mr. Witmer, 20,926 shares; Mr. Herring, 83,437 shares; Mr. Krause, 3,922 shares; Mr. Lambert, 458,401 shares; Mr. McClaine, 83,517 shares; Mr. Vartanian 34,447 shares; and all directors and executive officers as a group, 930,782 shares. The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include 661 shares of Common Stock, for all directors and executive officers as a group, which may be acquired within 60 days upon the vesting of restricted stock units granted under the Management Equity Plans. The number of shares of Common Stock beneficially owned also includes the following restricted shares awarded under the Company’s Management Equity Plans and the Company’s Director Equity Plans, as to which such persons have voting power only: Mr. Ryan, Mr. Bruggeworth, Mr. Garcia-Tunon, Ms. Pearse, Ms. Roberts, Mr. Shaw, and Mr. Witmer, each with 5,906 shares; Mr. Herring, 1,953 shares; Mr. Krause, 820 shares; Mr. Lambert, 7,336 shares; Mr. McClaine, 1,311 shares; Mr. Vartanian, 2,571 shares; and all directors and executive officers as a group, 62,204 shares. Only percentages of 1% or greater are shown.
(2)	The shares in this column are those as to which the director or officer holds voting and/or investment power as a fiduciary or otherwise under the terms of a trust instrument or a limited partnership agreement. In certain cases, the director or officer is also among the beneficiaries of the trust or the limited partnership.
(3)

Includes shares of Common Stock as to which voting and investment power is shared with the spouse as follows: Mr. Bruggeworth, 710 shares; Mr. Krause, 1,215 shares; Mr. Vartanian, 8,272 shares; and all directors and executive officers as a group, 10,747 shares. Amounts shown do not include 344,178 shares of Common Stock held by Mr. Ryan’s wife, including 11,000 shares held as a trustee. The amount shown for Mr. Shaw does not include 998,295 additional shares of Common Stock (including 915,172 shares held as trustee) and 721 shares of 4 1/2% Cumulative Preferred Stock, held by Mr. Shaw’s wife. The amounts shown for the following persons do not include shares held by their wives: Mr. Witmer, 10,266 shares; Mr. Lambert, 60,600 shares; and Mr. Vartanian, 1,190 shares.

(4)	Mr. Ryan acts as a co-trustee with shared voting and investment power with respect to such shares of Common Stock.

5% Beneficial Owners

As of February 15, 2017, to the Company’s knowledge, five persons or entities beneficially owned more than 5% of the Company’s Common Stock. The beneficial ownership of John T. Ryan III appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such persons:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,033,804	(1)	8.1%
Silvercrest Asset Management Group LLC 1330 Avenue of the Americas, 38th Floor New York, NY 10019	2,230,402	(2)	5.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,388,520	(3)	6.3%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,812,914	(4)	7.5%
(1)	According to a Schedule 13G filed January 25, 2017, BlackRock, Inc. and its subsidiaries have sole voting power over 2,968,590 shares, and sole investment power over 3,033,804 shares of Common Stock.
(2)	According to a Schedule 13G filed February 14, 2017, Silvercrest Asset Management Group LLC and its affiliates have shared voting and dispositive power over all 2,230,402 shares.
(3)	According to a Schedule 13G filed February 7, 2017, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 499,300 shares, and sole investment power over 2,388,520 shares of Common Stock. Those securities are owned by various individual and institutional investors for which T. Rowe Price Associates (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)	According to Schedule 13G filed February 10, 2017, The Vanguard Group, Inc. and its subsidiaries have sole voting power over 53,990 shares, sole investment power over 2,756,524 shares, shared voting power over 4,000 shares and shared investment power over 56,390 shares.

Beneficial Ownership of Ryan Family

The preceding tables disclose in accordance with Securities and Exchange Commission requirements only a portion of the aggregate beneficial ownership of the Company’s Common Stock by the Ryan family. As of February 15, 2017, members of the extended family of John T. Ryan III, including his siblings and their offspring and spouses and trusts for their benefit, beneficially owned (to the knowledge of the Company without a detailed investigation) an aggregate of approximately 9.1 million shares of Common Stock, representing approximately 23.9% of the outstanding shares. This disclosure is not being presented to indicate that the Ryan family votes their shares as a group, but rather is being presented to demonstrate the continuing commitment of the Ryan family to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and officers of the Company and beneficial owners of more than 10% of its Common Stock file reports with the Securities and Exchange Commission with respect to change in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, Ms. R. Anne Herman had one late Form 4 filing with respect to the grant of an equity award.

PROPOSAL NO. 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a result of a request for proposal process undertaken by the Audit Committee, on November 21, 2014, the Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, effective immediately following the Company’s filing of its Annual Report on Form 10-K for the year ending December 31, 2014. Also on November 21, 2014, the Audit Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm effective upon the issuance by PricewaterhouseCoopers LLP of its reports on the consolidated financial statements as of and for the year ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, to be included in the filing of the related Annual Report on Form 10-K for the year ending December 31, 2014.

Because of the importance to the shareholders of having the Company’s financial statements audited by an independent registered public accounting firm, it is the opinion of the Board that the selection of the independent registered public accounting firm should be submitted to the shareholders. The Board of Directors and its Audit Committee recommend that the shareholders approve the selection of the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Ernst & Young LLP has advised the Company that neither the firm nor any of its partners has any direct or material indirect financial interest in the Company or any of its subsidiaries.

During the years ended December 31, 2016, 2015, and 2014, and the subsequent interim period through February 28, 2017, the Company has not consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PricewaterhouseCoopers LLP’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2014, 2013 and 2012 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of PricewaterhouseCoopers LLP on the effectiveness of internal control over financial reporting as of December 31, 2014, 2013 and 2012 did not contain any adverse opinion, nor were they qualified or modified. During the three fiscal years ended December 31, 2014, 2013 and 2012, and the subsequent interim period through February 25, 2015, there were not disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matters of the disagreement in its reports on the consolidated financial statements for such years.

There were no reportable events, as described under Item 304(a)(1)(v) of Regulation S-K, during the years ended December 31, 2014, 2013 and 2012, and the subsequent interim period through February 25, 2015.

The Company provided PricewaterhouseCoopers LLP with a copy of its Current Report on 8-K and its Current Report as Form 8-K/A (the “Reports”) in which the Company discussed the above information prior to the time the Reports were filed with the SEC, and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether PricewaterhouseCoopers LLP agrees with the statements made therein, or, if not, stating the respects in which it does not agree. The Company has received the requested letters from PricewaterhouseCoopers LLP. A copy of PricewaterhouseCoopers LLP’s letter dated November 24, 2014 is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated November 21, 2014, and a copy of PricewaterhouseCoopers LLP’s letter dated February 26, 2015 is filed as Exhibit 16.1 to the Company’s Current Report as Form 8-K/A dated February 26, 2015, and are incorporated herein by reference.

The following table provides a summary of the Company’s fees paid for the services of its auditor, Ernst & Young LLP.

	2016	2015
Audit Fees	$2,365,500	$2,270,800
Audit-Related Fees (1)	82,095	62,995
Tax Fees	—	—
All Other Fees	—	—
(1)	Audit-related fees were primarily for employee benefit plan audits and various attest reports.

The charter of the Audit Committee requires that the Audit Committee approve in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. All services provided by the independent registered public accounting firm were pre-approved by the Audit Committee pursuant to the pre-approval policy.

BOARD RECOMMENDATION AND REQUIRED VOTE

PROPOSAL NO. 3: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit Committee recommend that you vote FOR the selection of Ernst & Young LLP as the independent registered public accounting firm. Properly submitted proxies which are timely received will be so voted, unless otherwise directed thereon. It is expected that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. See Proposal No. 1 above, “Election of Directors,” for information concerning the Audit Committee of the Board.

Approval of this proposal requires the affirmative vote of a majority of the votes cast (which excludes abstentions and failures to vote (e.g., broker non-votes)) by the holders of Common Stock present and voting in person or by proxy, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting. In the event the proposal is not approved, the Board will treat this as a recommendation to consider another independent registered public accounting firm for 2018.

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The Company is presenting the following proposal, which gives shareholders the opportunity to endorse or not endorse the Company’s compensation program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board intends to carefully consider the shareholder vote and feedback from this proposal, such vote will not be binding on the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Board and the Compensation Committee will take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and initiation of executive compensation programs. In 2016, the shareholders voted in favor of the Company’s compensation program for named executive officers, with 99.1% of the votes cast by shareholders voting FOR the proposal. The Board and Compensation Committee took this vote into consideration in designing the compensation program for 2017. Please see the Compensation Discussion and Analysis above for further details.

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation.”

BOARD RECOMMENDATION

PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors and the Compensation Committee recommend that you vote FOR Proposal 4, approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement set forth under the caption “Executive Compensation.” Properly submitted proxies which are timely received will be voted FOR approval of the proposal, unless otherwise directed thereon.

PROPOSAL NO. 5

ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In connection with the advisory vote discussed in Proposal 4 above, the Company is also presenting the following proposal, which gives shareholders the opportunity to indicate their preference as to how often they want the Company to include a proposal, similar to Proposal 4, in the Company’s proxy statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act. The option receiving the greatest number of votes will be considered the frequency recommended by the Company shareholders. While the Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on the Board and is advisory in nature, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

RESOLVED, that the shareholders wish the Company to include an advisory vote to approve the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act every:

•	one year;

•	two years; or

•	three years

BOARD RECOMMENDATION

PROPOSAL NO. 5: ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote for a ONE YEAR period under Proposal 5. While the Company’s compensation policies and procedures are developed with long term objectives in mind, the Board believes that shareholder votes every year will permit shareholders to express their collective view on approval of compensation on a frequent basis. Properly submitted proxies which are timely received will be so voted, unless otherwise directed thereon.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those referred to herein, which will be presented for action at the meeting. However, in the event of a vote on any other matter that should properly come before the meeting, it is intended that proxies received in the accompanying form will be voted thereon in accordance with the discretion and judgment of the persons named in the proxies.

ANNUAL REPORT ON FORM 10-K

Upon written request to the undersigned Secretary of the Company (at the address specified on page one) by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2016 Annual Report on Form 10-K to the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

2018 SHAREHOLDER PROPOSALS

The Company’s bylaws require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing specified information, so that it is received by the Company not later than the notice deadline under the bylaw. This notice deadline will generally be 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting, or December 8, 2017 for the Company’s Annual Meeting in 2018.

The bylaw described above does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Company’s Proxy Statement pursuant to Securities and Exchange Commission Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that written notice of a shareholder proposal requested to be included in the Company’s proxy materials pursuant to the Rule must also generally be received by the Company not later than 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting. For the Company’s Annual Meeting in 2018, this deadline would also be December 8, 2017.

The notices of shareholder proposals described under this caption must be given to the Secretary of the Company at the address set forth on page one. A copy of the bylaw provision described above will be furnished to any shareholder upon written request to the Secretary at the same address.

SHAREHOLDER COMMUNICATIONS

A shareholder or other interested party who wishes to communicate with the Board, a Committee of the Board or any individual director or group of directors may do so directly by sending the communication in writing, addressed to the Board, the Committee, the individual director or group of directors, c/o Corporate Secretary, at the Company’s address appearing on page one.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Board of Directors will be paid by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held in the names of such persons. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone. Employees will receive no additional compensation for any such solicitation.

By Order of the Board of Directors,

DOUGLAS K. MCCLAINE Secretary

Appendix A

MSA SAFETY INCORPORATED

2017 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

The purposes of the 2017 Non-Employee Directors’ Equity Incentive Plan (the “Plan”) are to promote the long-term success of MSA Safety Incorporated (the “Company”) by creating a long-term mutuality of interests between the non-employee Directors and shareholders of the Company, to provide an additional inducement for such Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

SECTION 1. ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (the “Board”), which may delegate some or all of its duties to a committee of the Board. The Board shall keep records of action taken at its meetings. A majority of the Board shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or the unanimous written consent of the Board, shall be the acts of the Board.

The Board shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options, restricted stock awards or restricted stock unit awards granted under the Plan, shall be subject to the determination of the Board, which shall be final and binding.

Notwithstanding the above, the selection of the Directors to whom stock options, restricted stock awards and/or restricted stock unit awards are to be granted and the exercise price of any stock option shall be as hereinafter provided, and the Board shall have no discretion as to such matters.

In addition to the foregoing, the Board may grant awards to Directors who are first elected to the Board prior to the date of the annual meeting at which awards are made, in recognition of their service prior to the day of the annual meeting.

SECTION 2. SHARES AVAILABLE UNDER THE PLAN

The aggregate number of shares which may be issued and as to which grants of stock options, restricted stock awards and/or restricted stock unit awards may be made under the Plan is 150,000 shares of the Common Stock, without par value, of the Company (the “Common Stock”), subject to adjustment and substitution as set forth in Section 6. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted stock or restricted stock units, the shares subject thereto and so forfeited shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

SECTION 3. GRANT OF STOCK OPTIONS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS

On the third business day following the day of each annual meeting of the shareholders of the Company (the “Grant Date”), each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a “non-employee Director”) shall automatically and without further action by the Board be granted an award with a total value equal to $120,000, subject to adjustment as set forth below, with the composition of the award to be determined by the Board in its discretion.

Awards may consist of all or any portion of “nonstatutory stock options” (i.e., a stock option which does not qualify under Section 422 of the Internal Revenue Code of 1986 (the “Code”)), restricted shares of Common Stock, and/or restricted stock units. For purposes of valuing an award, the value shall be determined by the Company as of the date of grant based on the accounting grant date value of such award.

The amounts and/or mix of awards set forth above may be adjusted by the Board in its discretion, provided that the value of an annual award may not exceed $350,000.

SECTION 4. TERMS AND CONDITIONS OF STOCK OPTIONS

Stock options granted under the Plan shall be subject to the following terms and conditions:

(A)	The purchase price at which each stock option may be exercised (the “option price”) shall be one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stock option on the Grant Date.

(B)	At the discretion of, and in accordance with rules established by the Board, the option price of each stock option may be paid by one or any combination of the following: (i) in cash or the tender of Common Stock already owned by the Participant having a Fair Market Value on the date of exercise equal to the option price for the shares being purchased or (ii) by providing cash forwarded through a broker or other agent-sponsored exercise or financing program or (iii) through such other means as the Board determines are consistent with the Plan’s purpose and applicable law, including without limitation through withholding shares to be acquired upon exercise. No fractional shares will be issued or accepted.

(C)	Subject to the terms of Section 4(E) providing for earlier termination of a stock option, no stock option shall be exercisable after the expiration of ten years from the Grant Date. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(D)	No stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

(E)	Subject to Section 4(C), unless the Board determines otherwise, if a grantee ceases to be a Director of the Company for any reason, any outstanding stock options held by the grantee shall be exercisable and shall terminate according to the following provisions:

(i)	If a grantee ceases to be a Director of the Company for Retirement or for any reason other than resignation, removal for cause, death or Disability, any then outstanding stock option held by such grantee shall be exercisable by the grantee (whether or not exercisable by the grantee immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within five years after the date the grantee ceases to be a Director, whichever is the shorter period;

(ii)	If during his term of office as a Director a grantee resigns from the Board (other than by Retirement), any outstanding stock option held by the grantee which is not exercisable by the grantee immediately prior to resignation shall terminate as of the date of resignation, and any outstanding stock option held by the grantee which is exercisable by the grantee immediately prior to resignation shall be exercisable by the grantee at any time prior to the expiration date of such stock option or within 90 days after the date of resignation, whichever is the shorter period;

(iii)	If during his term of office as a Director a grantee is removed for cause, any outstanding stock option held by the grantee, whether or not exercisable by the grantee immediately prior to his removal, shall terminate as of the date of the Director’s removal for cause;

(iv)	Following the death or Disability of a grantee during service as a Director of the Company, any outstanding stock option held by the grantee at the time of death or termination of service by reason of Disability (whether or not exercisable by the grantee immediately prior to death or termination of service) shall be exercisable by the grantee or person entitled to do so under the Will of the grantee, as the case may be, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within five years after the date of death or termination of service by reason of Disability, whichever is the shorter period;

(v)

Following the death of a grantee after ceasing to be a Director and during a period when a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) within five years after the date of death or, if applicable, within the period provided in Section 4(E)(i), whichever is the longer period, but not later than the expiration date of such stock option.

A stock option held by a grantee who has ceased to be a Director of the Company shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 4(E).

(F)	All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

(G)	The obligation of the Company to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Board and set forth in the agreement referred to in Section 4(F), or an amendment thereto.

SECTION 5. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(A)	Restricted Stock. Unless the Board determines otherwise, restricted stock awards granted under the Plan shall be subject to the following terms and conditions:

(i)	As of the Grant Date of the restricted stock award, certificates representing the shares of restricted stock shall be issued in the name of the Director and held by the Company in escrow until the earlier of the forfeiture of the shares of restricted stock to the Company or the lapse of the service restriction with respect to such shares. The Director shall execute and deliver to the Company a blank stock power in form acceptable to the Company with respect to each of the certificates representing the shares of restricted stock. Such stock power shall be returned to the Director if the service restriction lapses with respect to the shares to which the stock power relates.

(ii)	The Director shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of restricted stock, or any rights or interests appertaining thereto, prior to the lapse of the service restriction imposed thereon and the issuance or transfer to the Director of certificates with respect to such shares.

(iii)	As of the Grant Date, the Director shall be a shareholder of the Company with respect to the restricted stock and shall have all the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid with respect to such restricted stock, subject to the restrictions of the Plan and the restricted stock agreement, including without limitation the restriction that all dividends and distributions on the restricted stock, whether paid in cash, Common Stock or other securities or property may be held in escrow subject to the same restrictions as the restricted stock.

(iv)	The shares of restricted stock issued to Directors shall vest over the period determined by the Board in its discretion. If the Director’s service as a Director of the Company terminates for any reason, other than as a result of the Director’s death, Disability or Retirement, prior to the date of vesting, then 100% of the shares of restricted stock originally awarded on the Grant Date shall, upon such termination of service and without any further action, be forfeited to the Company by the Director and cease to be issued and outstanding shares of Common Stock.

(v)

If the Director remains a Director of the Company through the vesting date and the shares of restricted stock have not been previously forfeited to the Company pursuant to Section 5(A)(iv), the service restriction on

100% of the shares of restricted stock originally awarded on that Grant Date shall lapse, and a certificate representing such shares shall be issued or transferred by the Company to the Director. If the Director’s service with the Company or a subsidiary terminates as a result of the Director’s death, Disability or Retirement, the service restriction imposed on any shares of restricted stock set forth above which have not been previously forfeited to the Company pursuant to Section 5(A)(iv) and on which the service restriction has not previously lapsed shall lapse, and a certificate representing such shares shall be issued or transferred by the Company to the Director (or the Director’s personal representative).

(vi)	Each certificate representing shares of restricted stock shall have noted on the face of such certificate the following legend:

“Notice is hereby given that the shares of stock represented by this certificate are held subject to, and may not be transferred except in accordance with, the MSA Safety Incorporated 2017 Non-Employee Directors’ Equity Incentive Plan and a restricted stock agreement executed thereunder, copies of which are on file at the office of MSA Safety Incorporated.”

(vii)	All restricted stock awards shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

Subject to the foregoing provisions of this Section 5(A) and the other provisions of the Plan, any restricted stock award granted under the Plan may be subject to such additional restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Board and set forth in the agreement referred to in Section 5(A)(vii), or an amendment thereto.

(B)	Restricted Stock Units. Unless the Board determines otherwise, restricted stock unit awards granted under the Plan shall be subject to the following terms and conditions:

(i)	The Director shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any restricted stock units, or any rights or interests appertaining thereto, prior to the lapse of the service restriction imposed thereon and the issuance or transfer to the Director of certificates with respect to such units.

(ii)	The restricted stock units issued to Directors shall vest over the period determined by the Board in its discretion. If the Director’s service as a Director of the Company terminates for any reason, other than as a result of the Director’s death, Disability or Retirement, prior to the date of vesting, then 100% of the unvested restricted stock units originally awarded on the Grant Date shall, upon such termination of service and without any further action, be forfeited to the Company by the Director.

(iii)	If the Director remains a Director of the Company through the vesting date and the restricted stock units have not been previously forfeited to the Company pursuant to Section 5(B)(ii), the service restriction on 100% of the restricted stock units originally awarded on that Grant Date shall lapse, and a certificate representing the shares subject thereto shall be issued or transferred by the Company to the Director on the date set forth in Section 5(B)(iv). If the Director’s service with the Company or a subsidiary terminates as a result of the Director’s death, Disability or Retirement, the service restriction imposed on any restricted stock units set forth above which have not been previously forfeited to the Company pursuant to Section 5(B)(ii) and on which the service restriction has not previously lapsed shall lapse, and a certificate representing the shares subject thereto shall be issued or transferred by the Company to the Director (or the Director’s personal representative).

(iv)	Delivery of shares to Directors in satisfaction of the restricted stock units shall be made following vesting and, unless deferral is permitted or required consistent with Section 409A of the Code, no later than two and one half months following the end of the calendar year in which vesting occurs. If deferral is required or permitted, delivery of shares shall be made on the date specified or elected.

(v)

All restricted stock unit awards shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee. Dividend equivalents shall be paid on the restricted stock units, subject to the restrictions of the Plan and the restricted stock unit agreement, including without limitation that all dividend equivalents on the restricted stock units may be held in escrow subject to the same restrictions as the restricted stock units. The agreement evidencing the restricted stock units may require or permit the payment, waiver, deferral or investment of dividend equivalents paid on the restricted stock units, in a manner consistent with Section 409A of the Code.

Subject to the foregoing provisions of this Section 5(B) and the other provisions of the Plan, any restricted stock unit granted under the Plan may be subject to such additional restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Board and set forth in the agreement referred to in Section 5(B)(v), or an amendment thereto.

SECTION 6. ADJUSTMENT AND SUBSTITUTION OF SHARES

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock subject to grant as set forth in Section 3, the number of shares of the Common Stock then subject to any outstanding stock options or restricted stock unit awards and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options, restricted stock awards or restricted stock unit awards shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted stock held in escrow shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the shares of restricted stock on which they were distributed.

If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to grant as set forth in Section 3, for each share of the Common Stock subject to any then outstanding stock option or restricted stock unit award, and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, restricted stock unit award or restricted stock award, the number and kind of shares of stock or other securities (and in the case of outstanding options or restricted stock unit awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Board in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted stock in respect of which such stock, securities, cash or other property was issued or distributed.

Subject to any required action by the Company’s shareholders, upon the occurrence of any other event which affects the outstanding shares of Common Stock in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary dividend or other distribution, whether in cash or in kind), the Board shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares (or other securities) which may thereafter be issued in connection with such outstanding awards and adjustments to the exercise price of outstanding stock options and shall also make appropriate equitable adjustments to the number and kind of shares (or other securities) authorized by or to be granted under the Plan.

In case of any adjustment or substitution as provided for in this Section 6, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 7. EFFECT OF THE PLAN ON THE RIGHTS OF COMPANY AND SHAREHOLDERS

Nothing in the Plan, in any stock option, restricted stock award or restricted stock unit award granted under the Plan, or in any stock option, restricted stock or restricted stock unit agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board of Directors to elect and remove Directors.

SECTION 8. AMENDMENT AND TERMINATION

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options or restricted stock unit award granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without shareholder approval if shareholder approval of the amendment is at the time required for stock options under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 or by the rules of any stock exchange on which the Common Stock may then be listed or (b) otherwise amend the Plan in any manner that would cause stock options, restricted stock awards or restricted stock unit awards under the Plan not to qualify for the exemption provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option, restricted stock unit award or restricted stock award theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option, restricted stock or restricted stock unit agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options, restricted stock awards and restricted stock unit awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options, restricted stock awards and restricted stock unit awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option, restricted stock or restricted stock unit agreement. In the event of any such amendment to the Plan, the holder of any stock option, restricted stock award or restricted stock unit award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability of such option or the retention of such restricted stock award or restricted stock unit award, execute a conforming amendment in the form prescribed by the Board to the stock option agreement, the restricted stock agreement or the restricted stock unit agreement, as the case may be, within such reasonable time as the Board shall specify in such request. Except as provided in Section 6 of the Plan, the purchase price of any outstanding stock option may not be reduced, whether through amendment, cancellation or replacement in exchange with another stock option, other award or cash payment, unless such action or reduction is approved by the shareholders of the Company.

SECTION 9. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective upon the approval of a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting, within twelve (12) months after the date the Plan is initially adopted by the Board, contingent upon shareholder approval thereof. Subject to obtaining such approval, the Board shall have authority to grant awards hereunder from the effective date until the tenth (10th) anniversary of the effective date, subject to the ability of the Board to terminate the Plan as provided in Section 8 hereof.

SECTION 10. CHANGE IN CONTROL

Notwithstanding any other provision of the Plan to the contrary, immediately prior to any Change in Control of the Company (as defined in Section 11), all stock options and restricted stock units which are then outstanding hereunder shall become fully vested and exercisable, and all restrictions with respect to shares of restricted stock awarded hereunder shall lapse, and such shares shall be fully vested and nonforfeitable. As used in the immediately preceding sentence, “immediately prior” to the Change in Control shall mean sufficiently in advance of the Change in Control to permit the grantee to take all steps reasonably necessary to exercise the option fully and to deal with the shares purchased under the option, receive shares subject to restricted stock units and the restricted stock released from restriction so that those shares may be treated in the same manner in connection with the Change in Control as the shares of Common Stock of other shareholders.

SECTION 11. DEFINITIONS

In addition to terms defined elsewhere herein, as used in the Plan:

Beneficial Owner shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

A Change in Control shall be deemed to have occurred if the event set forth in any one of the following four paragraphs shall have occurred:

(I)	any Person (as defined in this Section 11) is or becomes the Beneficial Owner (as defined in this Section 11), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates (which term shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act, as defined in this Section 11)) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)	the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the effective date of the Plan, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(IV)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Disability shall mean that the Director is disabled within the meaning of Section 22(e)(3) of the Code and, in the case of deferred compensation, Disability shall be as defined in Section 409A of the Code. Whether a grantee is so disabled shall be determined, in its discretion, by the Board, and any such determination by the Board shall be final and binding.

Exchange Act shall mean the Securities and Exchange Act of 1934, as amended from time to time.

Fair Market Value of a share of Common Stock, unless otherwise provided in the applicable award agreement, means:

(I)	If the Common Stock is admitted to trading on one or more national securities exchanges, such as the New York Stock Exchange or the NASDAQ Stock Exchange,

(A)	the closing price per share as reported on the reporting system selected by the Committee on the relevant date; or

(B)	in the absence of reported sales on that date, the closing price per share on the next day for which there is a reported sale; or

(II)	If the Common Stock is not admitted to trading on any national securities exchange, but is admitted to quotation on NASDAQ as an “over the counter” traded security, the average of the highest bid and lowest asked prices per share on the relevant date; or

(III)	If the preceding clauses (I) and (II) do not apply, the Fair Market Value determined by the Board, using such criteria as it shall determine, in good faith and in its sole discretion, to be appropriate for such valuation.

Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual or entity (including the trustees (in such capacity) of any such entity which is a trust) which is, directly or indirectly, the Beneficial Owner of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s then outstanding securities immediately before the effective date of the Plan or any Affiliate of any such individual or entity, including, for purposes of this Plan, any of the following: (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters.

Retirement shall mean a termination of a Director’s service on the Board on or after the date that (1) the Director has completed at least 5 years of service as a Director and (2) the Director’s combined age and service as a Director satisfy the “Rule of 75.” The “Rule of 75” shall be satisfied when the sum of the Director’s age (measured in full and partial years, in increments of one-twelfth (1/12) year) and the Director’s years of service as a Director (measured in full and partial years, in increments of one-twelfth (1/12) year) equals or exceeds 75.

MSA SAFETY INCORPORATED 1000 CRANBERRY WOODS DRIVE CRANBERRY TOWNSHIP, PA 16066
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2017. Follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy up until 11:59 P.M. Eastern Time on May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16583-P85696	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSA SAFETY INCORPORATED			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:
1.	Election of Directors for a term expiring in 2020.		☐	☐	☐

Nominees:

01) Diane M. Pearse
02) L. Edward Shaw Jr.
03) William M. Lambert

The Board of Directors recommends you vote FOR proposals 2, 3 and 4 below and FOR the 1 Year option in proposal 5 below:								For	Against	Abstain

2.	Approval of Adoption of the Company’s 2017 Non-Employee Directors’ Equity Incentive Plan.							☐	☐	☐

3.	Selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.							☐	☐	☐

4.	To provide an advisory vote to approve the executive compensation of the Company’s named executive officers.							☐	☐	☐

							1 Year	2 Years	3 Years	Abstain

5.	To provide an advisory vote on the frequency of the advisory vote to approve executive compensation.						☐	☐	☐	☐

For address changes/comments, mark here.					☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report to Shareholders, Notice of Annual Meeting and Proxy Statement

are available at www.proxyvote.com.

E16584-P85696

MSA SAFETY INCORPORATED Annual Meeting of Shareholders Wednesday, May 17, 2017 at 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints WILLIAM M. LAMBERT and DOUGLAS K. McCLAINE, or either of them, as proxies, with power of substitution, to vote all shares of MSA SAFETY INCORPORATED which the undersigned is entitled to vote at the 2017 Annual Meeting of Shareholders and any adjournment thereof.

This proxy will be voted as directed, or, if no direction is given, FOR proposals 1, 2, 3 and 4 and FOR the 1 Year option on proposal 5 on the reverse side. A vote FOR item 1 includes discretionary authority to vote for a substitute if a nominee listed becomes unable or unwilling to serve.

The proxies named are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes all previous proxies for such Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and ratifies all that said proxies may do by virtue hereof.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1